Exhibit 10.3

Execution Copy
LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT (as the same may be amended, restated, modified, or supplemented from time to time, this “Agreement”) dated as of August 5, 2015 (the “Effective Date”) among Solar Capital Ltd., a Maryland corporation with an office located at 500 Park Avenue, 3rd Floor, New York, NY 10022 (“Solar”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and the lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Solar in its capacity as a lender (together with any other lenders party hereto, the “Lenders” and each, a “Lender”), and Achaogen, Inc., a Delaware corporation with offices located at 7000 Shoreline Court, Suite 371, South San Francisco, California 94080 (“Borrower”), provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders. The parties agree as follows:

1.	DEFINITIONS AND OTHER TERMS
1.1.Terms. Capitalized terms used herein shall have the meanings set forth in Section 1.3 to the extent defined therein. All other capitalized terms used but not defined herein shall have the meaning given to such terms in the Code. Any accounting term used but not defined herein shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.
1.2.Section References. Any section, subsection, schedule or exhibit references are to this Agreement unless otherwise specified.
1.3.Definitions. The following terms are defined in the Sections or subsections referenced opposite such terms:

“Agreement”	Preamble
“Approved Lender”	Section 12.1
“Borrower”	Preamble
“Claims”	Section 12.2
“Closing Fee”	Section 2.4(a)
“Collateral Agent”	Preamble
“Collateral Agent Report”	Exhibit B, Section 5
“Communications”	Section 10
“Default Rate”	Section 2.3(b)
“Effective Date”	Preamble
“Event of Default”	Section 8
“Excluded Domestic Subsidiary”	Section 6.10
“Indemnified Person”	Section 12.2
“Lender” and “Lenders”	Preamble
“Lender Transfer”	Section 12.1
“New Subsidiary”	Section 6.10
“Non-Funding Lender”	Exhibit B, Section 10(c)(ii)
“Other Lender”	Exhibit B, Section 10(c)(ii)
“Perfection Certificate” and “Perfection Certificates”	Section 5.1
“Solar”	Preamble
“Term A Loan”	Section 2.2(a)(i)
“Term B Loan”	Section 2.2(a)(ii)
“Termination Date”	Exhibit B, Section 8
“Term Loan”	Section 2.2(a)(ii)
“Transfer”	Section 7.1

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made under the Code, and includes, without limitation, all accounts receivable and other sums owing to Borrower.
“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made under the Code.
“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
“Amortization Date” means:
(a)September 1st, 2017 if, prior to March 1st, 2017 (x) Borrower receives thirty-five million dollars ($35,000,000.00) in net proceeds from the sale or issuance of stock, convertible subordinated notes, collaboration or similar partnership agreement, grants or similar awards, or research or development contracts after the date hereof and (y) Borrower achieves fifty percent (50%) enrollment in its Phase 3 cUTI Trial; or
(b)if the conditions described in the foregoing clause (a) are not satisfied prior to March 1st, 2017, March 1st, 2017.
“Anti‑Terrorism Laws” are any laws relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.
“Approved Fund” is any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.
“Blocked Person” is any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti‑Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.
“Borrower’s Books” are Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, and state tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Business Day” is any day that is not a Saturday, Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.
“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) certificates of deposit maturing no more than one (1) year after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Collateral Agent, and (d) any money market or similar funds that exclusively hold any of the foregoing.
“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by Borrower or any Subsidiary at any time.
“Collateral Agent” is Solar, not in its individual capacity, but solely in its capacity as collateral agent on behalf of and for the ratable benefit of the Secured Parties.
“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.
“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made under the Code.
“Compliance Certificate” is that certain certificate in substantially the form attached hereto as Exhibit D.
“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co‑made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith in accordance with GAAP; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
“Control Agreement” is any control agreement entered into among the depository institution at which Borrower or any of its Subsidiaries maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower or any of its Subsidiaries maintains a Securities Account or a Commodity Account, Borrower or such Subsidiary, as applicable, and Collateral Agent pursuant to which Collateral Agent, for the ratable benefit of the Secured Parties, obtains “control” (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.
“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.
“Default” is any event that, with the giving of notice or passage of time or both, would constitute an Event of Default.
“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.
“Designated Deposit Account” is Borrower’s deposit account, account number xxxxxx4224, maintained at Silicon Valley Bank or such other account as Borrower may designate in writing.
“Disclosure Schedules” the disclosure schedules to this agreement, as amended or supplemented from time to time by Borrower with the written consent of the Required Lenders (or as supplemented by Borrower pursuant to the terms of the Loan Documents), delivered by Borrower to the Lenders.
“Dollars,” “dollars” and “$” each mean lawful money of the United States.
“Domestic Subsidiary” is any Subsidiary that is not a Foreign Subsidiary.
“Eligible Assignee” is (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender or (B) has total assets in excess of Two Billion Five Hundred Million Dollars ($2,500,000,000.00), and in each case of clauses (i) through (iv), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include, unless an Event of Default has occurred and is continuing, (i) Borrower or any of Borrower’s Affiliates or Subsidiaries or (ii) a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent in its reasonable discretion. Notwithstanding the foregoing, (x) in connection with any assignment made by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Collateral Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Collateral Agent reasonably shall require.
“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Term Loan Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Term Loan Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.5(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Collateral Agent, imminently threatens the ability of Collateral Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower or any of its Subsidiaries after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Collateral Agent, could reasonably be expected to result in a material diminution in value of the Collateral.
“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the IRC, any intergovernmental agreement entered into in connection with the implementation of such Sections of the IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“FDA” means the U.S. Food and Drug Administration or any successor thereto or any other comparable Governmental Authority.
“Final Fee” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest or any other fee payable hereunder) (a) due on the earliest to occur of (i) the Maturity Date, (ii) the acceleration of any Term Loan, and (iii) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d), and (b) equal to eight percent (8.0%) of the aggregate principal amount of the Term Loan advanced hereunder. The Final Fee shall be fully earned on the date so paid, non-refundable for any reason and payable to the Lenders in accordance with their respective Pro Rata Shares.
“Foreign Currency” means lawful money of a country other than the United States.
“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States or any state thereof or the District of Columbia.
“Funding Date” is any date on which a Term Loan is made to or on account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.
“General Intangibles” are all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made under the Code, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body (including, without limitation, the FDA), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self‑regulatory organization.
“Guarantor” is any Person providing a Guaranty in favor of Collateral Agent for the benefit of the Secured Parties (including without limitation pursuant to Section 6.10).
“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.
“Immaterial Subsidiary” is any Foreign Subsidiary that holds assets worth less than One Hundred Thousand Dollars ($100,000) in book value.
“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions or proceedings seeking reorganization, arrangement, or other relief.
“Insolvent” means not Solvent.
“Intellectual Property” means all of Borrower’s or any of its Subsidiaries’ right, title and interest in and to the following:
(a)its Copyrights, Trademarks and Patents;
(b)any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know‑how, operating manuals;
(c)any and all source code;
(d)any and all design rights which may be available to Borrower;
(e)any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f)all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made under the Code, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.
“IRC” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder.
“IPO” means the initial public offering and sale of Borrower’s common stock.
“Key Person” is each of Borrower’s (i) Chief Executive Officer, who is Kenneth J. Hillan as of the Effective Date and (ii) Chief Financial Officer, who is Derek Bertocci as of the Effective Date.
“Knowledge” means to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.
“Lender” is any one of the Lenders.
“Lenders” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.
“Lenders’ Expenses” are (a) all reasonable audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating and administering the Loan Documents, and (b) all fees and expenses (including attorneys’ fees and expenses , as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Lenders in connection with the Loan Documents.
“LIBOR Rate” means the greater of (a) 1.00% per annum, and (b) the rate per annum rate published by the Intercontinental Exchange Benchmark Administration Ltd. (the “Service”) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) for a term of one month, which determination by Collateral Agent shall be conclusive in the absence of manifest error.
“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.
“Loan Documents” are, collectively, this Agreement, the Success Fee Agreement, the Perfection Certificates, the Disclosure Schedules, each Compliance Certificate, each Loan Payment Request Form, any Guarantees, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, any agreements creating or perfecting rights in the Collateral (including all insurance certificates and endorsements, landlord consents and bailee consents) and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent, as applicable, in connection with this Agreement; all as amended, restated, or otherwise modified.
“Loan Payment Request Form” is that certain form attached hereto as Exhibit C.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Material Adverse Change” is (a) a material adverse change in the business, operations or condition (financial or otherwise) of Borrower and its Subsidiaries, when taken as a whole; or (b) a material impairment of (i) the prospect of repayment of any portion of the Obligations, (ii) the legality, validity or enforceability of any Loan Document, (iii) the rights and remedies of Collateral Agent or Lenders under any Loan Document except as the result of the action or inaction of the Collateral Agent or Lenders or (iv) the validity, perfection or priority of any Lien in favor of Collateral Agent for the benefit of the Secured Parties on any of the Collateral except as the result of the action or inaction of the Collateral Agent or Lenders.

“Material Agreement” is (i) as long as Borrower is a publicly reporting entity under the Securities Exchange Act of 1934, any license, agreement or other contractual arrangement required to be disclosed (including amendments thereto) under regulations promulgated under the Securities Act of 1933 or Securities Exchange Act of 1934, as each may be amended, or (ii) if Borrower is not such a publicly reporting entity, any license, agreement or other contractual arrangement whereby Borrower or any of its Subsidiaries is reasonably likely to be required to transfer, either in-kind or in cash, prior to the Maturity Date, assets or property valued (book or market) at more than Three Hundred Fifty Thousand Dollars ($350,000) per year.
“Maturity Date” is, for each Term Loan, August 5th, 2019.
“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Final Fee, and any other amounts Borrower owes the Collateral Agent or the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents (other than any warrants or equity securities or the Success Fee Agreement), and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent in connection with this Agreement and the other Loan Documents (other than any warrants or equity securities or the Success Fee Agreement), and the performance of Borrower’s duties under the Loan Documents (other than any warrants or equity securities or the Success Fee Agreement).
“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.
“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.
“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
“Payment Date” is the first (1st) calendar day of each calendar month, commencing on September 1, 2015.
“Permitted Indebtedness” is:
(a)Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;
(b)Indebtedness existing on the Effective Date and disclosed on the Disclosure Schedules;
(c)Subordinated Debt;
(d)unsecured Indebtedness to trade creditors and in connection with credit cards incurred in the ordinary course of business;
(e)Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed Five Hundred Thousand Dollars ($500,000) at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);
(f)Indebtedness consisting of the obligation to pay rent when due under real property leases entered into in the ordinary course of Borrower’s business;
(g)other unsecured Indebtedness at any time not to exceed Three Hundred Fifty Thousand Dollars ($350,000) in the aggregate;
(h)reimbursement obligations in respect of letters of credit in the aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time;
(i)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business; and
(j)extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (h) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its Subsidiary, as the case may be.
“Permitted Investments” are:
(a)Investments disclosed on the Disclosure Schedules and existing on the Effective Date;
(b)(i) Investments consisting of cash and Cash Equivalents, and (ii) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Collateral Agent;
(c)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;
(d)Investments consisting of Deposit Accounts in which Collateral Agent has a perfected Lien (subject to the terms of this Agreement) for the ratable benefit of the Secured Parties;
(e)Investments in connection with Transfers permitted by Section 7.1;
(f)Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors; not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate for (i) and (ii) in any fiscal year;
(g)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(h)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary;
(i)Investments in Subsidiaries that are Guarantors;
(j)Investments in Subsidiaries that are not Guarantors, not to exceed One Hundred Thousand Dollars ($100,000) per fiscal year;
(k)Investments in joint ventures, corporate collaborations, or strategic alliances in the ordinary course of Borrower’s business consisting of the licensing of technology (in compliance with the definition of “Permitted Licenses”), the development of technology or the providing of technical support and provided that the aggregate amount for cash consideration for all such Investments cannot exceed Two Hundred Fifty Thousand Dollars ($250,000) per year and Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate; and
(l)Investments in assay development processes for Plazomicin.
“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public, (B) non‑exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries entered into in the ordinary course of business, provided, that, with respect to each such license described in clause (B), the license constitutes an arms‑length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property, and (C) exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries entered into in the ordinary course of business, provided, that, with respect to each such license described in this clause (C), the license (i) constitutes an arms‑length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property, (ii) is limited in territory with respect to a specific geographic country or region (i.e. Japan, Germany, northern China) outside of the United States, and (iii) Borrower has used commercially reasonable efforts to obtain the consent and acknowledgment of the counterparty to such license for the collateral assignment of such license to the Collateral Agent for the benefit of the Lenders.

“Permitted Liens” are:
(a)Liens existing on the Effective Date and disclosed on the Disclosure Schedules or arising under this Agreement and the other Loan Documents;
(b)Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books in accordance with GAAP, provided that no notice of any such Lien has been filed or recorded in favor of the United States Treasury in accordance with the applicable provisions of the IRC;
(c)Liens securing Indebtedness permitted under clause (e) of the definition of “Permitted Indebtedness,” provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within twenty (20) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such liens do not extend to any property of Borrower other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;
(d)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000), and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(e)Liens to secure payment of workers’ compensation, employment insurance, old‑age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
(f)Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;
(g)leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non‑exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Collateral Agent or any Lender a security interest therein;
(h)banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions solely to secure payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 6.6(a) hereof;
(i)Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;
(j)Liens on cash that stand as security for letter of credit reimbursement obligations and cash management obligations in the aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000); and
(k)Permitted Licenses.
“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Phase 3 cUTI Trial” is a Phase III trial of Plazomicin for the treatment of patients with complicated urinary tract infections.
“Plazomicin” is plazomicin (ACHN-490).
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.
“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans.
“Recipient” means the Collateral Agent or any Lender, as applicable.
“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Registration” means any registration, authorization, approval, license, permit, clearance, certificate, and exemption issued or allowed by the FDA (including, without limitation, new drug applications, abbreviated new drug applications, biologics license applications, investigational new drug applications, over-the-counter drug monograph, device pre-market approval applications, device pre-market notifications, investigational device exemptions, product recertifications, manufacturing approvals, registrations and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent, controlled substance registrations, and wholesale distributor permits).
“Regulatory Action” means an administrative or regulatory enforcement action, proceeding, investigation or inspection, FDA Form 483 notice of inspectional observation, warning letter, untitled letter, other notice of violation letter, recall, seizure, Section 305 notice or other similar written communication, or consent decree, issued by the FDA.
“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.
“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their Term Loan other than to an Affiliate of such Lender, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loan, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan, Lenders holding at least sixty six percent (66%) of the aggregate outstanding principal balance of the Term Loan and, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its Term Loan, (B) each assignee or transferee of an Original Lender’s interest in the Term Loan, but only to the extent that such assignee or transferee is an Affiliate or Approved Fund of such Original Lender, and (C) any Person providing financing to any Person described in clauses (A) and (B) above; provided, however, that this clause (C) shall only apply upon the occurrence of a default, event of default or similar occurrence with respect to such financing.
“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” is any of the President, Chief Executive Officer, or Chief Financial Officer of Borrower acting alone.
“Second Draw Period” is the period commencing on the first date on which Borrower shall have received at least Twenty-Five Million Dollars ($25,000,000.00) in net proceeds from the sale of Borrower’s common stock (including exercise of stock options and employee stock purchases) after the date hereof and ending on August 15, 2016.
“Secured Parties” means the Collateral Agent and the Lenders.
“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made under the Code.
“Solvent” means, with respect to any Person, that (a) the fair salable value of such Person’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Person’s liabilities, (b) such Person is not left with unreasonably small capital after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, and (c) such Person is able to pay its debts (including trade debts) as they mature in the ordinary course.
“Success Fee Agreement” means that certain success fee agreement, entered into on August 5, 2015 by and between Lenders and Borrower.
“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all Indebtedness of Borrower and/or its Subsidiaries to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance reasonably satisfactory to Collateral Agent and the Required Lenders entered into between Collateral Agent, Borrower, and/or any of its Subsidiaries, and the other creditor).
“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan Commitment” is, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1.1. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.
“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.
“Withholding Agent” means the Borrower and the Collateral Agent.

2.	LOANS AND TERMS OF PAYMENT
2.1.Promise to Pay. Borrower hereby unconditionally promises to pay each Lender, the outstanding principal amount of all Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.
2.2.Term Loans.
a.Availability. (i) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower on the Effective Date in an aggregate principal amount of Fifteen Million Dollars ($15,000,000.00) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term A Loan”, and collectively as the “Term A Loans”). After repayment, no Term A Loan may be re‑borrowed.
i.Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Second Draw Period, to make term loans to Borrower in an aggregate principal amount of up to Ten Million Dollars ($10,000,000) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”; each Term A Loan or Term B Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans and the Term B Loans are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term B Loan may be re‑borrowed.
b.Repayment.
i.Interest-Only Payments. Borrower shall make monthly payments of interest only commencing on the first Payment Date following the first Funding Date, and on each Payment Date thereafter prior to the Amortization Date. Borrower agrees to pay, on the first Payment Date for each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date after such Funding Date.
ii.Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall (i) make monthly payments of interest, to Collateral Agent for the benefit of the Lenders (or, if there are no more than two (2) Lenders, Borrower shall make payment directly to any such Lenders that have submitted a written request to Borrower (with a copy to Collateral Agent)) in accordance with their respective Pro Rata Shares, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon the effective rate of interest applicable to the Term Loan, as determined in Section 2.3(a) plus (ii) make consecutive equal monthly payments of principal to Collateral Agent for the benefit of the Lenders (or, if there are no more than two (2) Lenders, Borrower shall make payment directly to any such Lenders that have submitted a written request to Borrower (with a copy to Collateral Agent)) in accordance with their respective Pro Rata Shares, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (A) the respective principal amounts of such Lender’s Term Loans outstanding, and (B) a repayment schedule equal to (a) if the Amortization Date shall be determined by reference to clause (a) of the definition thereof, thirty (30) months; and (b) if the Amortization Date shall be determined by reference to clause (b) of the definition thereof, twenty four (24) months. All unpaid principal and accrued and unpaid interest with respect to each such Term Loan is due and payable in full on the Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).
c.Mandatory Prepayments. If the Term Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) the applicable Final Fee, plus (iii) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate (if any) with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if the Final Fee had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to Collateral Agent for the benefit of the Lenders (or, if there are only one (1) or two (2) Lenders, Borrower shall make payment directly to any such Lenders that have submitted a written request to Borrower (with a copy to Collateral Agent)), the Final Fee in respect of the Term Loans.
d.Permitted Prepayment of Term Loans. Borrower shall have the option to prepay all, but not less than all of the outstanding principal balance of the Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least five (5) Business Days prior to such prepayment, and (ii) pays to the Lenders on the date of such prepayment, payable to Collateral Agent for the benefit of the Lenders (or, if there are only one (1) or two (2) Lenders, Borrower shall make payment directly to such Lenders) in accordance with their respective Pro Rata Shares, an amount equal to the sum of (A) the outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Fee, plus (C) all other Obligations that are due and payable on such prepayment date, including any Lenders’ Expenses and interest at the Default Rate (if any) with respect to any past due amounts.
2.3.Payment of Interest on the Term Loans.
a.Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a floating per annum rate equal to the LIBOR Rate in effect from time to time plus 6.99%, which aggregate interest rate shall be determined by Collateral Agent in accordance with the definition of “LIBOR Rate” on the third Business Day prior to the Funding Date of the applicable Term Loan and on the date occurring on the third Business Day prior to each Payment Date occurring thereafter, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e). Except as set forth in Section 2.2(b), such interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan, and shall accrue on the principal amount outstanding under such Term Loan through and including the day on which such Term Loan is paid in full (or any payment is made hereunder).
b.Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, all Obligations shall accrue interest at a fixed per annum rate equal to the rate that is otherwise applicable thereto plus four percentage points (4.00%) (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.
c.360‑Day Year. Interest shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.
d.Debit of Accounts. Collateral Agent and each Lender (if no more than two Lenders) may debit (or ACH) any deposit accounts, maintained by Borrower or any of its Subsidiaries, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes the Lenders under the Loan Documents when due. Any such debits (or ACH activity) shall not constitute a set‑off.
e.Payments. Except as otherwise expressly provided herein, all payments by Borrower under the Loan Documents shall be made to Collateral Agent for the benefit of the Lenders (or, if there no more than two (2) Lenders, Borrower shall make payment directly to any such Lenders that have submitted a written request to Borrower (with a copy to Collateral Agent)), at such Person’s office in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable monthly on the Payment Date of each month. Payments of principal and/or interest received after 2:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set‑off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.
2.4.Fees. Borrower shall pay to Collateral Agent:
a.Closing Fee. A fully-earned, non-refundable closing fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the “Closing Fee”), which shall be due on the Effective Date, to be shared between the Lenders in accordance with their respective Pro Rata Shares;
b.Final Fee. The Final Fee, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares; and
c.Lenders’ Expenses. All Lenders’ Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.
2.5.Taxes.
a.Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

b.Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for the payment of, any Other Taxes.
c.Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Collateral Agent), or by the Collateral Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
d.Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.5, the Borrower shall deliver to the Collateral Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Collateral Agent.
e.Status of Lenders.
i.Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
ii.Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,
1.any Lender that is a U.S. Person shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
2.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:
a.in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty.
b.executed copies of IRS Form W-8ECI;
c.in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the IRC, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRC (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
d.to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
3.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S.

federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and
4.if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.
f.Survival. Each party’s obligations under this Section 2.5 shall survive the resignation or replacement of the Collateral Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
2.6.Secured Promissory Notes. If requested by a Lender, the Term Loans shall be evidenced by a Secured Promissory Note or Notes in the form attached as Exhibit F hereto (each a “Secured Promissory Note”), and shall be repayable as set forth in this Agreement. Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment. The outstanding amount of each Term Loan set forth on such Lender’s Secured Promissory Note Record shall be, absent manifest error, prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower under any Secured Promissory Note or any other Loan Document to make payments of principal of or interest on any Secured Promissory Note when due. Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.
3.CONDITIONS OF LOANS
3.1.Conditions Precedent to Initial Term Loan. Each Lender’s obligation to make a Term A Loan is subject to the condition precedent that Collateral Agent and each Lender shall consent to or shall have received, in form and substance satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:
a.original Loan Documents, each duly executed by Borrower and each Subsidiary, as applicable;
b.a completed Perfection Certificate and Disclosure Schedules for Borrower and each of its Subsidiaries;
c.duly executed original Control Agreements with respect to any Collateral Accounts maintained by Borrower or any of its Subsidiaries;
d.the Operating Documents and good standing certificates of Borrower and its Subsidiaries certified by the Secretary of State (or equivalent agency) of Borrower’s and such Subsidiaries’ jurisdiction of organization or formation and each jurisdiction in which Borrower and each Subsidiary is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;
e.a certificate of Borrower in substantially the form of Exhibit E hereto executed by the Secretary of Borrower with appropriate insertions and attachments, including with respect to (i) the Operating Documents of Borrower (which Certificate of Incorporation of Borrower shall be certified by the Secretary of State of the State of Delaware) and (ii) the resolutions adopted by Borrower’s board of directors for the purpose of approving the transactions contemplated by the Loan Documents;
f.certified copies, dated as of date no earlier than thirty (30) days prior to the Effective Date, of financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Term Loan, will be terminated or released;
g.a duly executed legal opinion of counsel to Borrower dated as of the Effective Date;

h.evidence satisfactory to Collateral Agent and the Lenders that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent, for the ratable benefit of the Secured Parties;
i.the duly executed Success Fee Agreement; and
j.payment of the Closing Fee and Lenders’ Expenses then due as specified in Section 2.4 hereof.
3.2.Conditions Precedent to all Term Loans. The obligation of each Lender to extend each Term Loan, including the initial Term Loan, is subject to the following conditions precedent:
a.receipt by Collateral Agent of an executed Loan Payment Request Form in the form of Exhibit C attached hereto;
b.the representations and warranties in Section 5 hereof shall be true, accurate and complete in all material respects on the Funding Date of each Term Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the funding of such Term Loan;
c.in such Lender’s reasonable discretion, there has not been any Material Adverse Change;
d.No Event of Default or Default, shall exist; and
e.payment of the fees and Lenders’ Expenses then due as specified in Section 2.4 hereof.
3.3.Covenant to Deliver. Borrower agrees to deliver to Collateral Agent and the Lenders each item required to be delivered to Collateral Agent under this Agreement as a condition precedent to the funding of any Term Loan. Borrower expressly agrees that a Term Loan made prior to the receipt by Collateral Agent or any Lender of any such item shall not constitute a waiver by Collateral Agent or any Lender of Borrower’s obligation to deliver such item, and any such Term Loan in the absence of a required item shall be made in each Lender’s sole discretion.
3.4.Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan (other than the Term Loan funded on the Effective Date), Borrower shall notify the Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 2:00 p.m. New York City time three (3) Business Days prior to the date the Term Loan is to be made. Together with any such electronic, facsimile or telephonic notification, Borrower shall deliver to Collateral Agent by electronic mail or facsimile a completed Loan Payment Request Form executed by a Responsible Officer or his or her designee. The Collateral Agent may rely on any telephone notice given by a person whom Collateral Agent reasonably believes is a Responsible Officer or designee. On the Funding Date related to any Term Loan, each Lender shall credit and/or transfer (as applicable) to the Designated Deposit Account, an amount equal to its Term Loan Commitment in respect of such Term Loan.
3.5.Post-Closing Obligations. Notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent not actually delivered on or prior to the Effective Date, Borrower shall, and shall cause each applicable Subsidiary to:
a.cause Silicon Valley Bank to execute and deliver Control Agreements or other appropriate instruments with respect to Borrower’s Collateral Accounts maintained at Silicon Valley Bank to perfect Collateral Agent’s Lien in such Collateral Accounts (held for the ratable benefit of the Secured Parties) in accordance with the terms hereunder no later than fifteen (15) days after the Effective Date. The provisions of this Section 3.5(a) shall not apply to Deposit Accounts not required to be subject to a Control Agreement pursuant to the terms of this Agreement; and
b.deliver to Collateral Agent a landlord’s consent executed in favor of Collateral Agent in respect of Borrower’s leased location at 7000 Shoreline Court, Suite 371, South San Francisco, California, no later than ninety (90) days after the Effective Date (or such later date as Collateral Agent may agree, in each case, not to exceed sixty (60) days thereafter).
4.CREATION OF SECURITY INTEREST
4.1.Grant of Security Interest. Borrower hereby grants Collateral Agent, for the ratable benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations in full and, until payment in cash of all Obligations (other than (a) inchoate indemnity obligations and (b) other obligations that survive termination of this Agreement, in each case, for which no claim has been made) and the Success Fee (as defined in the Success Fee Agreement), a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Secured Parties, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products and supporting obligations (as defined in the Code) in respect thereof. If Borrower shall acquire any commercial tort claim (as defined in the Code) in an amount greater than Fifty Thousand Dollars ($50,000), Borrower shall grant to Collateral Agent, for the ratable benefit of the Secured Parties, a security interest therein and in the proceeds and products and supporting obligations (as defined in the Code) thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.
If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than (a) inchoate indemnity obligations and (b) other obligations that survive termination of this Agreement, in each case, for which no claim has been made) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than (a) inchoate indemnity obligations and (b) other obligations that survive termination of this Agreement, in each case, for which no claim has been made) and at such time as the Lenders’ obligation to extend Term Loans has terminated at the written direction of Borrower, Collateral Agent shall, at the sole cost and expense of Borrower, release its Liens in the Collateral (and enter into any documentation reasonably requested by Borrower) and all rights therein shall revert to Borrower.
4.2.Authorization to File Financing Statements. Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral (held for the ratable benefit of the Secured Parties), without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents; provided, however, that Borrower shall have no obligation to deliver to Collateral Agent share certificates with respect to its security interests in any Immaterial Subsidiary unless and until the first to occur of (a) an Event of Default or (b) the value of such Immaterial Subsidiary, on a book value, equals or exceeds One Hundred Thousand Dollars ($100,000).
5.REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to Collateral Agent and the Lenders as follows:
5.1.Due Organization, Authorization: Power and Authority. Borrower and each of its Subsidiaries is duly existing and in good standing as a Registered Organization in its jurisdictions of organization or formation and Borrower and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be so qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. In connection with this Agreement, Borrower and each of its Subsidiaries has delivered to Collateral Agent a completed perfection certificate and any updates or supplements thereto on, before or after the Effective Date (each a “Perfection Certificate” and collectively, the “Perfection Certificates”). Borrower represents and warrants that all the information set forth on the Perfection Certificates pertaining to Borrower and each of its Subsidiaries is accurate and complete (other than clerical mistakes in addresses and other contact information).
The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is, or they are, a party have been duly authorized, and do not (i) conflict with any of Borrower’s or such Subsidiaries’ organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or such Subsidiary, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b), or (v) constitute an event of default under any material agreement by which Borrower, any of its Subsidiaries or any of their respective properties, is bound. Neither Borrower nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Change.
5.2.Collateral.
a.Borrower and each its Subsidiaries have good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens, and neither Borrower nor any of its Subsidiaries have any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts or the other investment accounts, if any, described in the Perfection Certificates delivered to Collateral Agent in connection herewith in respect of which Borrower or such Subsidiary has given Collateral Agent notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein as required under this Agreement. The Accounts are bona fide, existing obligations of the Account Debtors.
b.The security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that, under applicable law, have priority over Collateral Agent’s Lien.
c.On the Effective Date, and except as disclosed on the Disclosure Schedules (i) the Collateral is not in the possession of any third party bailee, and (ii)  no such third party bailee possesses components of the Collateral in excess of Two Hundred Fifty Thousand Dollars ($250,000) in book value.
d.All Inventory and Equipment is in all material respects of good and marketable quality, free from material defects.
e.Borrower and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens. Except as noted on the Disclosure Schedules (which shall be updated within 45 days after the end of each fiscal quarter to reflect the consummation of any transaction not prohibited by this Agreement) or to be included in the next-delivered Compliance Certificate, neither Borrower nor any of its Subsidiaries is a party to, nor is bound by, any material license or other Material Agreement.
5.3.Litigation. Except as disclosed on the Perfection Certificate or with respect to which Borrower has provided notice as required hereunder, there are no actions, suits, investigations, or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than Two Hundred Fifty Thousand Dollars ($250,000).
5.4.No Material Adverse Change; Financial Statements. All consolidated financial statements for Borrower and its consolidated Subsidiaries, delivered to Collateral Agent fairly present, in conformity with GAAP, and in all material respects the consolidated financial condition of Borrower and its consolidated Subsidiaries, and the consolidated results of operations of Borrower and its consolidated Subsidiaries. Since December 31, 2014, there has not been a Material Adverse Change.
5.5.Solvency. Borrower is Solvent. Borrower and each of its Subsidiaries, when taken as a whole, is Solvent.
5.6.Regulatory Compliance. Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower nor any of its Subsidiaries has violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change. Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.
None of Borrower, any of its Subsidiaries, or any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti‑Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti‑Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti‑Terrorism Law.
5.7.Investments. Neither Borrower nor any of its Subsidiaries owns any stock, shares, partnership interests or other equity securities except for Permitted Investments.
5.8.Tax Returns and Payments; Pension Contributions. Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, each such tax return is true, correct and complete in all material respects, and Borrower and each of its Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower and such Subsidiaries in an amount greater than Twenty-Five Thousand Dollars ($25,000), in all jurisdictions in which Borrower or any such Subsidiary is subject to taxes, including the United States, unless such taxes are being contested in accordance with the next sentence. Borrower and each of its Subsidiaries, may defer payment of any contested taxes, provided that Borrower or such Subsidiary, (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted; (b) notifies Collateral Agent of the commencement of, and any material development in, the proceeding; and (c) adequate reserves or other appropriate provisions are maintained on the books of such Borrower or Subsidiary, as applicable, in accordance with GAAP and which do not involve, in the reasonable judgment of the Collateral Agent, any risk of the sale, forfeiture or loss of any material portion of the Collateral. Neither Borrower nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of Borrower’s or such Subsidiaries’, prior tax years which could result in additional taxes becoming due and payable by Borrower or its Subsidiaries. Borrower and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries have, withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.
5.9.Use of Proceeds. Borrower shall use the proceeds of the Term Loans as working capital and to fund its general business requirements, and not for personal, family, household or agricultural purposes.

5.10.Full Disclosure. No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any certificate or written statement, when taken as a whole, given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
6.AFFIRMATIVE COVENANTS
Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:
6.1.Government Compliance.
a.Other than specifically permitted hereunder, maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change. Comply with all laws, ordinances and regulations to which Borrower or any of its Subsidiaries is subject, the noncompliance with which could reasonably be expected to have a Material Adverse Change.
b.Obtain and keep in full force and effect, all of the material Governmental Approvals necessary for the performance by Borrower and its Subsidiaries of their respective businesses and obligations under the Loan Documents and the grant of a security interest to Collateral Agent for the ratable benefit of the Secured Parties, in all of the Collateral.
6.2.Financial Statements, Reports, Certificates; Notices.
a.Deliver to Collateral Agent:
i.commencing with the month ending August 31, 2015, as soon as available, but no later than thirty (30) days after the last day of each month (forty-five (45) days after the last day of the final month of each quarter), a company prepared consolidated and, if prepared by Borrower or if reasonably requested by the Lenders, consolidating balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower and its consolidated Subsidiaries for such month certified by a Responsible Officer and in a form reasonably acceptable to the Collateral Agent;
ii.as soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year or within five (5) days of filing of the same with the SEC, audited consolidated financial statements covering the consolidated operations of Borrower and its consolidated Subsidiaries for such fiscal year, prepared under GAAP, consistently applied, together with an unqualified opinion (other than with respect to a going concern qualification based solely on the amount of cash and Cash Equivalents held by Borrower) on the financial statements from an independent certified public accounting firm acceptable to Collateral Agent in its reasonable discretion;
iii.as soon as available after approval thereof by Borrower’s board of directors, but no later than ten (10) days’ after such approval, Borrower’s annual financial projections for the entire current fiscal year as approved by Borrower’s board of directors; provided that, any revisions to such projections approved by Borrower’s board of directors shall be delivered to Collateral Agent and the Lenders no later than seven (7) days after such approval);
iv.together with the delivery of the Compliance Certificate, copies of all non-ministerial statements, reports and notices made available to Borrower’s security holders or holders of Subordinated Debt (except as otherwise required to be delivered hereunder, other than materials provided to members of Borrower’s board of directors solely in their capacities as board members or management of Borrower) or holders of Subordinated Debt (except as otherwise required to be delivered hereunder, other than materials provided to members of Borrower’s board of directors solely in their capacities as board members or management of Borrower);
v.with each Compliance Certificate, copies of the month‑end account statements for each Collateral Account maintained by Borrower or its Subsidiaries, which statements may be provided to Collateral Agent and each Lender by Borrower or directly from the applicable institution(s);
vi.prompt delivery of (and in any event within five (5) days after the same are sent or received) copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Borrower’s business or that otherwise could reasonably be expected to have a Material Adverse Change;
vii.prompt notice of any event that (A) could reasonably be expected to materially and adversely affect the value of the Intellectual Property or (B) could reasonably be expected to result in a Material Adverse Change;
viii.written notice delivered at least ten (10) days’ prior to Borrower’s creation of a New Subsidiary in accordance with the terms of Section 6.10;
ix.written notice delivered at least twenty (20) days’ prior to Borrower’s (A) adding any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Two Hundred Fifty Thousand Dollars ($250,000) in assets or property of Borrower or any of its Subsidiaries), (B) changing its respective jurisdiction of organization, (C) changing its organizational structure or type, (D) changing its respective legal name, or (E) changing any organizational number(s) (if any) assigned by its respective jurisdiction of organization;
x.upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, prompt (and in any event within three (3) Business Days) written notice of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, and Borrower’s proposal regarding how to cure such Event of Default or event;
xi.immediate notice if Borrower or such Subsidiary has knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering;
xii.together with the delivery of the Compliance Certificate, notice of any commercial tort claim (as defined in the Code) or letter of credit rights (as defined in the Code) held by Borrower or any Guarantor, in each case in an amount greater than Fifty Thousand Dollars ($50,000) and of the general details thereof;
xiii.if Borrower has any Subsidiaries any of which is not a Registered Organization upon formation thereof but later becomes one, written notice of such occurrence and information regarding such Person’s organizational identification number within seven (7) Business Days of receiving such organizational identification number;
xiv.no later than 45 days after the end of each fiscal quarter an updated Perfection Certificate to reflect any amendments, modifications and updates, if any, to certain information in the Perfection Certificate after the Effective Date; and
xv.other information as reasonably requested by Collateral Agent or any Lender.
Notwithstanding the terms herein, documents and notices required to be delivered pursuant to the terms hereof (to the extent any such documents and notices are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address.
b.Concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) above but no later than thirty (30) days after the last day of each month, deliver to Collateral Agent:
i.a duly completed Compliance Certificate signed by a Responsible Officer;
ii.copies of any material Governmental Approvals obtained by Borrower or any of its Subsidiaries;
iii.written notice of the commencement of, and any material development in, the proceedings contemplated by Section 5.8 hereof;
iv.written notice of any litigation or governmental proceedings pending or threatened (in writing) against Borrower or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of Two Hundred Fifty Thousand Dollars ($250,000); and
v.written notice of all returns, recoveries, disputes and claims regarding Inventory that involve more than Two Hundred Fifty Thousand Dollars ($250,000) individually or in the aggregate in any calendar year.
c.Keep proper, complete and true books of record and account in accordance with GAAP in all material respects. Borrower shall, and shall cause each of its Subsidiaries to, allow, at the sole cost of Borrower, Collateral Agent or any Lender, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral. Such audits shall be conducted no more often than twice every year unless (and more frequently if) an Event of Default has occurred and is continuing.
6.3.Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower, or any of its Subsidiaries, as applicable, and their respective Account Debtors shall follow Borrower’s, or such Subsidiary’s, as applicable, customary practices.
6.4.Taxes; Pensions. Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower or its Subsidiaries, as applicable, except as otherwise permitted pursuant to the terms of Section 5.8 hereof, and shall deliver to Collateral Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans.
6.5.Insurance. Keep Borrower’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Borrower’s and its Subsidiaries’ industry and location and as Collateral Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are standard for companies in Borrower’s industry and location. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee and shall waive subrogation against Collateral Agent, and all liability policies shall show, or have endorsements showing, Collateral Agent (for the ratable benefit of the Secured Parties), as additional insured. The Collateral

Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be canceled (except in the case of nonpayment). At Collateral Agent’s request, Borrower shall deliver to the Collateral Agent certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Collateral Agent’s option, be payable to Collateral Agent, for the ratable benefit of the Secured Parties, on account of the then-outstanding Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy within ninety (90) days of receipt thereof up to Two Hundred Fifty Thousand Dollars ($250,000) with respect to any loss, but not exceeding Two Hundred Fifty Thousand Dollars ($250,000), in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations. If Borrower or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent may make (but has no obligation to do so), at Borrower’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent deems prudent.
6.6.Operating Accounts.
a.Subject to Section 3.5, maintain Borrower’s and Guarantors Collateral Accounts depositary institutions that have agreed to execute Control Agreements in favor of Collateral Agent with respect to such Collateral Accounts. The provisions of the previous sentence shall not apply to Deposit Accounts exclusively used for cash collateral for Permitted Liens under clause (j) of the definition thereof, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any Guarantor’s, employees and identified to Collateral Agent by Borrower as such in the Disclosure Schedules.
b.Borrower shall provide Collateral Agent ten (10) days’ prior written notice before Borrower or any Guarantor establishes any Collateral Account. In addition, for each Collateral Account that Borrower or any Guarantor, at any time maintains, Borrower or such Guarantor shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account (held for the ratable benefit of the Secured Parties) in accordance with the terms hereunder prior to the establishment of such Collateral Account. The provisions of the previous sentence shall not apply to Deposit Accounts exclusively used for cash collateral for Permitted Liens under clause (j) of the definition thereof, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any Guarantor’s, employees and identified to Collateral Agent by Borrower as such in the Disclosure Schedules.
c.Neither Borrower nor any Guarantor shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with this Section 6.6.
6.7.Protection of Intellectual Property Rights. Borrower and each of its Subsidiaries shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its respective Intellectual Property that is material to its business; (b) promptly advise Collateral Agent in writing of material infringement by a third party of its respective Intellectual Property; and (c) not allow any of its respective Intellectual Property material to its respective business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent.
6.8.Litigation Cooperation. Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Collateral Agent, without expense to Collateral Agent or the Lenders, Borrower and each of Borrower’s officers, employees and agents and Borrower’s Books, to the extent that Collateral Agent may reasonably deem them necessary to prosecute or defend any third‑party suit or proceeding instituted by or against Collateral Agent with respect to any Collateral or relating to Borrower.
6.9.Landlord Waivers; Bailee Waivers. In the event that Borrower or any of its Subsidiaries, after the Effective Date, intends to add any new offices or business locations, including warehouses, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee, in each case pursuant to Section 7.2, then, in the event that the Collateral at any new location is valued (based on book value) in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, at Collateral Agent’s election, Borrower or such Subsidiary shall use commercially reasonable efforts to cause such bailee or landlord, as applicable, to execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Collateral Agent prior to the addition of any new offices or business locations, or any such storage with or delivery to any such bailee, as the case may be.
6.10.Creation/Acquisition of Subsidiaries. In the event any Borrower or any Subsidiary of any Borrower creates or acquires any Subsidiary after the Effective Date, Borrower or such Subsidiary shall promptly notify the Collateral Agent of such creation or acquisition, and Borrower or such Subsidiary shall take all actions reasonably requested by the Collateral Agent to achieve any of the following with respect to such “New Subsidiary” (defined as a Subsidiary formed after the date hereof during the term of this Agreement): (i) if such New Subsidiary is a Domestic Subsidiary (except for a Domestic Subsidiary (1) substantially all of the assets of which consist of the equity interests of one or more Foreign Subsidiaries or (2) that is a subsidiary of a Foreign Subsidiary (each, an “Excluded Domestic Subsidiary”)), to cause such New Subsidiary to become either a co-Borrower hereunder, or a secured guarantor with respect to the Obligations; and (ii) with respect to New Subsidiaries owned directly by Borrower or a Guarantor, to grant and pledge to Collateral Agent a perfected security interest in (A) 100% of the stock, units or other evidence of ownership held by Borrower or its Subsidiaries of any such New Subsidiary that is a Domestic Subsidiary (except if such New Subsidiary is an Excluded Domestic Subsidiary), or (B) 65% of the stock, units or other evidence of ownership held by Borrower or a Guarantor of any such New Subsidiary which is a Foreign Subsidiary or an Excluded Domestic Subsidiary.
6.11.Further Assurances. Execute any further instruments and take further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement.
7.NEGATIVE COVENANTS
Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Lenders:
7.1.Dispositions. Convey, sell, lease, transfer, assign, dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn‑out or obsolete Equipment; (c) in connection with Permitted Liens, Permitted Investments and Permitted Licenses; or (d) cash or Cash Equivalents pursuant to transactions not prohibited by this Agreement.
7.2.Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Borrower or such Subsidiary, as applicable, as of the Effective Date or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) permit any Key Person to cease being actively engaged in the management of Borrower unless written notice thereof is provided to Collateral Agent within ten (10) Business Days of such cessation, or (ii) enter into any transaction or series of related transactions in which (A) the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than 49% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions and (B) except as permitted by Section 7.3, Borrower ceases to own, directly or indirectly, 100% of the ownership interests in each Subsidiary of Borrower. Borrower shall not, and shall not permit any of its Subsidiaries to, without at least twenty (20) days’ prior written notice to Collateral Agent: (A) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Two Hundred Fifty Thousand Dollars ($250,000) in assets or property of Borrower or any of its Subsidiaries, as applicable); (B) change its respective jurisdiction of organization, (C) except as permitted by Section 7.3, change its respective organizational structure or type, (D) change its respective legal name, or (E) change any organizational number(s) (if any) assigned by its respective jurisdiction of organization.
7.3.Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary (provided such surviving Subsidiary is a “co‑Borrower” hereunder or has provided a secured Guaranty of Borrower’s Obligations hereunder in accordance with Section 6.10) or with (or into) Borrower provided Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom.
7.4.Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
7.5.Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the ratable benefit of the Secured Parties) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower, or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or such Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens”.
7.6.Maintenance of Collateral Accounts. With respect to Borrower and any Guarantors, maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.
7.7.Restricted Payments. (a) Declare or pay any dividends (other than dividends payable solely in capital stock) or make any other distribution or payment on account of or redeem, retire or purchase any capital stock (other than (i) the declaration or payment of dividends to Borrower, (ii) so long as no Event of Default or Default exists or would result therefrom, the declaration or payment of any dividends solely in the form of equity securities, and (iii) repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, provided such repurchases do not exceed Three Hundred Fifty Thousand Dollars ($350,000) in the aggregate per fiscal year and One Million Dollars ($1,000,000) over the term of this Agreement), (b) other than the Obligations in accordance with the terms hereof, purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity unless being replaced with Indebtedness of at least the same principal amount and such new Indebtedness is Permitted Indebtedness, or (c) be a party to or bound by an agreement that restricts a Subsidiary from paying dividends or otherwise distributing property to Borrower.
7.8.Investments. Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so other than Permitted Investments.
7.9.Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any of its Subsidiaries, except for (a) transactions that are in the ordinary course of Borrower’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to Borrower or such Subsidiary than would be obtained in an arm’s length transaction with a non‑affiliated Person, (b) Subordinated Debt or equity investments by Borrower’s investors in Borrower or its Subsidiaries, and (c) compensation arrangements for Borrower’s and its Subsidiaries’ officers, directors and employees that are customary in Borrower’s industry.
7.10.Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to the Lenders.
7.11.Compliance. (a) Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Term Loan for that purpose; (b) fail to meet the minimum funding requirements of ERISA; (c) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (d) fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; or (e) withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.
7.12.Compliance with Anti‑Terrorism Laws. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (a) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti‑Terrorism Law, or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti‑Terrorism Law.
8.EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
8.1.Payment Default. Borrower fails to (a) make any payment of principal or interest on any Term Loan on its due date, or (b) pay any other Obligation within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date or acceleration pursuant to Section 9.1 (a) hereof);
8.2.Covenant Default.
a.Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights), 6.9 (Landlord Waivers; Bailee Waivers), 6.10 (Creation/Acquisition of Subsidiaries) or Borrower violates any provision in Section 7; or
b.Borrower, or any of its Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any other Loan Document to which such person is a party, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within fifteen (15) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the fifteen (15) day period or cannot after diligent attempts by Borrower or such Subsidiary, as applicable, be cured within such fifteen (15) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Term Loans shall be made during such cure period).
8.3.Material Adverse Change. Required Lenders determine that a Material Adverse Change has occurred;
8.4.Attachment; Levy; Restraint on Business.
a.(i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or any of its Subsidiaries or of any entity under control of Borrower or its Subsidiaries on deposit with any institution at which Borrower or any of its Subsidiaries maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against Borrower or any of its Subsidiaries or their respective assets by any government agency, and the same under subclauses (i) and (ii) of this clause (a) are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); and
b.(i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting any part of its business;
8.5.Insolvency. (a) Borrower or any of its Subsidiaries is or becomes Insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and not dismissed or stayed within forty‑five (45) days (but no Term Loans shall be extended while Borrower or any Subsidiary is Insolvent and/or until any Insolvency Proceeding is dismissed);
8.6.Other Agreements. There is a default in any agreement to which Borrower or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Three Hundred Fifty Thousand Dollars ($350,000) or that could reasonably be expected to have a Material Adverse Change;
8.7.Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Three Hundred Fifty Thousand Dollars ($350,000) (not covered by independent third‑party insurance as to which (a) Borrower reasonably believes such insurance carrier will accept liability, (b) Borrower or the applicable Subsidiary has submitted such claim to such insurance carrier and (c) liability has not been rejected by such insurance carrier) shall be rendered against Borrower or any of its Subsidiaries and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof;
8.8.Misrepresentations. Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or the Lenders or to induce Collateral Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement, when taken as a whole, is incorrect in any material respect when made;
8.9.Subordinated Debt. A default or breach occurs under any subordination agreement, or any creditor that has signed such an agreement with Collateral Agent or the Lenders breaches any terms of such agreement;
8.10.Guaranty. (a) Any Guaranty terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any Guaranty; or (c) any circumstance described in Section 8 occurs with respect to any Guarantor;
8.11.Governmental Approvals; FDA Action. (a) Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non‑renewal has resulted in or could reasonably be expected to result in a Material Adverse Change; or (b) (i) the FDA initiates a Regulatory Action or any other enforcement action against Borrower or any of its Subsidiaries or any supplier of Borrower or any of its Subsidiaries that causes Borrower or any of its Subsidiaries to recall, withdraw, remove or discontinue marketing any of its products; (ii) the FDA issues a warning letter to Borrower or any of its Subsidiaries with respect to any of its activities or products which could reasonably be expected to result in a Material Adverse Change; (iii) Borrower or any of its Subsidiaries conducts a mandatory or voluntary recall which could reasonably be expected to result in liability and expense to Borrower or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000) or more; (iv) Borrower or any of its Subsidiaries enters into a settlement agreement with the FDA that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of Five Hundred Thousand Dollars ($500,000) or more, or that could reasonably be expected to result in a Material Adverse Change; or (v) the FDA revokes any authorization or permission granted under any Registration, or Borrower or any of its Subsidiaries withdraws any Registration, that could reasonably be expected to result in a Material Adverse Change.
8.12.Lien Priority. Except as the result of the action or inaction of the Collateral Agent or the Lenders, any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien (to the extent required to be perfected) on any material Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens arising as a matter of applicable law.
9.RIGHTS AND REMEDIES

9.1.Rights and Remedies.
a.Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall at the written direction of Required Lenders, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Collateral Agent or the Lenders) or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders shall be immediately terminated without any action by Collateral Agent or the Lenders).
b.Without limiting the rights of Collateral Agent and the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall at the written direction of the Required Lenders, without notice or demand, to do any or all of the following:
i.foreclose upon and/or sell or otherwise liquidate, the Collateral;
ii.make a demand for payment upon any Guarantor pursuant to the Guaranty delivered by such Guarantor;
iii.apply to the Obligations any (A) balances and deposits of Borrower that Collateral Agent or any Lender holds or controls, (B) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower, or (C) amounts received from any Guarantors in accordance with the respective Guaranty delivered by such Guarantor; and/or
iv.commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding.
c.Without limiting the rights of Collateral Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall at the written direction of the Required Lenders, without notice or demand, to do any or all of the following:
i.settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Borrower money of Collateral Agent’s security interest in such funds, and verify the amount of such account;
ii.make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its Liens in the Collateral (held for the ratable benefit of the Secured Parties). Borrower shall assemble the Collateral if Collateral Agent requests and make it available at such location as Collateral Agent reasonably designates. Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;
iii.ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, any of the Collateral. Collateral Agent is hereby granted a non‑exclusive, royalty‑free license or other right to use, without charge, Borrower’s and each of its Subsidiaries’ labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1, Borrower’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Lenders;
iv.place a “hold” on any Collateral Account maintained with Collateral Agent or any Lender or otherwise in respect of which a Control Agreement has been delivered in favor of Collateral Agent (for the ratable benefit of the Secured Parties) and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
v.demand and receive possession of Borrower’s Books;
vi.appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Borrower or any of its Subsidiaries; and
vii.subject to clauses 9.1(a) and (b), exercise all rights and remedies available to Collateral Agent and each Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence of any Event of Default, Collateral Agent shall have the right to exercise any and all remedies referenced in this Section 9.1 without the written consent of Required Lenders following the occurrence and during the continuance of an Exigent Circumstance.

9.2.Power of Attorney. Borrower hereby irrevocably appoints Collateral Agent as its lawful attorney‑in‑fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s or any of its Subsidiaries’ name on any checks or other forms of payment or security; (b) sign Borrower’s or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts of Borrower directly with the applicable Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits. Borrower hereby appoints Collateral Agent as its lawful attorney‑in‑fact to sign Borrower’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than (a) inchoate indemnity obligations and (b) other obligations that survive termination of this Agreement, in each case, for which no claim has been made) have been satisfied in full and Collateral Agent and the Lenders are under no further obligation to make extend Term Loans hereunder. Collateral Agent’s foregoing appointment as Borrower’s or any of its Subsidiaries’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than (a) inchoate indemnity obligations and (b) other obligations that survive termination of this Agreement, in each case, for which no claim has been made) have been fully repaid and performed and Collateral Agent’s and the Lenders’ obligation to provide Term Loans terminates.
9.3.Protective Payments. If Borrower or any of its Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower or any of its Subsidiaries is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Collateral Agent will make reasonable efforts to provide Borrower with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter. No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.
9.4.Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent from or on behalf of Borrower or any of its Subsidiaries of all or any part of the Obligations, and, as between Borrower on the one hand and Collateral Agent and Lenders on the other, Collateral Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent may deem advisable notwithstanding any previous application by Collateral Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders’ Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other Obligations owing to Collateral Agent or any Lender under the Loan Documents. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to the Lenders’ Pro Rata Shares unless expressly provided otherwise. Collateral Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s Pro Rata Share of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower. Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its Pro Rata Share of scheduled payments made on any date or dates, then such Lender shall remit to Collateral Agent or other the Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Collateral Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its Pro Rata Share, then the portion of such payment or distribution in excess of such Lender’s Pro Rata Share shall be received and held by such Lender in trust for and shall be promptly paid over to the other Lenders (in accordance with their respective Pro Rata Shares) for application to the payments of amounts due on such other Lenders’ claims. To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for the Secured Parties for purposes of perfecting Collateral Agent’s security interest therein (held for the ratable benefit of the Secured Parties).

9.5.Liability for Collateral. So long as Collateral Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and the Lenders, Collateral Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.
9.6.No Waiver; Remedies Cumulative. Failure by Collateral Agent or any Lender, at any time or times, to require strict performance by Borrower of any provision of this Agreement or by Borrower or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Collateral Agent and the Required Lenders and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of Collateral Agent and the Lenders under this Agreement and the other Loan Documents are cumulative. Collateral Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity. The exercise by Collateral Agent or any Lender of one right or remedy is not an election, and Collateral Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver. Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.
9.7.Demand Waiver. Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Lender on which Borrower or any Subsidiary is liable.
10.NOTICES
Other than as specifically provided herein, all notices, consents, requests, approvals, demands, or other communication (collectively, “Communications”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand‑delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Collateral Agent, Lender or Borrower may change its mailing address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	ACHAOGEN INC. 7000 Shoreline Court, #371 South San Francisco, CA 94080 Attn: Derek Bertocci Email: dbertocci@achaogen.com
with a copy (which shall not constitute notice) to:	LATHAM & WATKINS LLP 140 Scott Drive Menlo Park, CA 94025 Attn: Mark Roeder Fax: (650) 463-2600 Email: mark.roeder@lw.com

If to Collateral Agent:	SOLAR CAPITAL LTD. 500 Park Avenue, 3rd Floor New York, NY 10022 Attention: Anthony Storino Fax: (212) 993-1698 Email: storino@Solarltd.com

with a copy (which shall not constitute notice) to:	MORRISON & FOERSTER LLP 425 Market St. San Francisco, CA 94105 Attn: Jeff Kayes Fax: (415) 268-7522 Email: jkayes@mofo.com

11.	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
11.1.Waiver of Jury Trial. EACH OF BORROWER, COLLATERAL AGENT AND LENDERS UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS AMONG BORROWER, COLLATERAL AGENT AND/OR LENDERS RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG BORROWER, COLLATERAL AGENT AND/OR LENDERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
11.2.Governing Law and Jurisdiction. THIS AGREEMENT, THE OTHER LOAN DOCUMENTS (EXCLUDING THOSE LOAN DOCUMENTS THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE (other than section 5-1401 of the General Obligations Law)), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL,

PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.
11.3.Submission to Jurisdiction. Any legal action or proceeding with respect to the Loan Documents shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, Borrower hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. Notwithstanding the foregoing, Collateral Agent and Lenders shall have the right to bring any action or proceeding against Borrower (or any property of Borrower) in the court of any other jurisdiction Collateral Agent or Lenders deem necessary or appropriate in order to realize on the Collateral or other security for the Obligations. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.
11.4.Service of Process. Borrower irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable requirements of law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein). Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
11.5.Non-exclusive Jurisdiction. Nothing contained in this Article 11 shall affect the right of Collateral Agent or Lenders to serve process in any other manner permitted by applicable requirements of law or commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.
12.GENERAL PROVISIONS
12.1.Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s prior written consent (which may be granted or withheld in Collateral Agent’s discretion, subject to Section 12.5). The Lenders have the right, without the consent of or notice to Borrower, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents; provided, however, that any such Lender Transfer (other than (i) any Transfer at any time that an Event of Default has occurred and is continuing, or (ii) a transfer, pledge, sale or assignment to an Eligible Assignee) of its obligations, rights, and benefits under this Agreement and the other Loan Documents shall require the prior written consent of the Collateral Agent (such approved assignee, an “Approved Lender”); and provided, further, that on the date it becomes a party to this Agreement, an Approved Lender must be capable, through its applicable lending office, of receiving payments of interest from Borrower without the imposition of any withholding taxes that would be required to be borne by Borrower or requiring the payment of any additional amounts by Borrower pursuant to Section 2.5 hereof. Borrower and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Collateral Agent reasonably shall require. Collateral Agent shall use commercially reasonable efforts to provide notice to Borrower of each Lender Transfer promptly following such Lender Transfer. Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, no Lender Transfer (other than a Lender Transfer in connection with (x) assignments by a Lender due to a forced divestiture at the request of any regulatory agency; or (y) upon the occurrence of a default, event of default or similar occurrence with respect to a Lender’s own financing or securitization transactions) shall be permitted, without Borrower’s consent, to any Person which is an Affiliate or Subsidiary of Borrower, a direct competitor of Borrower or a vulture hedge fund, each as reasonably determined by Collateral Agent at the time of such assignment.
12.2.Indemnification. Subject to Section 2.5, Borrower agrees to indemnify, defend and hold each Secured Party and their respective directors, officers, employees, consultants, agents, attorneys, or any other Person affiliated with or representing such Secured Party (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents; and (b) all losses and Lenders’ Expenses incurred, or paid by Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except, in each case, for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct. Borrower hereby further agrees to indemnify, defend and hold each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct. Notwithstanding the foregoing, if not direct conflict of interest is apparent in connection with the defense of any Claim, Collateral Agent and the Lenders shall first take commercially reasonable efforts to use the same counsel as Borrower, or, if a conflict does exist, use only one counsel among all Indemnified Persons with respect to the defense of any Claim.
12.3.Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
12.4.Correction of Loan Documents. Collateral Agent may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.
12.5.Amendments in Writing; Integration. (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Collateral Agent and the Required Lenders provided that:
i.no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;
ii.no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature; and
iii.no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for the Lenders to take any action hereunder; (D) release all or substantially all of any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its Guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.5 or the definitions of the terms used in this Section 12.5 insofar as the definitions affect the substance of this Section 12.5; (F) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of Section 12.5. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the immediately preceding sentence.
a.Other than as expressly provided for in Section 12.5(a)(i)‑(iii), Collateral Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Borrower.
b.This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
12.6.Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.
12.7.Survival. All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than (a) inchoate indemnity obligations and (b) other obligations that survive termination of this Agreement, in each case, for which no claim has been made) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify each Lender and Collateral Agent, as well as the confidentiality provisions in Section 12.8 below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.
12.8.Confidentiality. In handling any confidential information of Borrower, each of the Lenders and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates, or in connection with a Lender’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Term Loans (provided, however, the Lenders and Collateral Agent shall obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, regulation, subpoena, or other order; (d) to Lenders’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent reasonably considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement or have agreed to similar confidentiality terms with the Lenders and/or Collateral Agent, as applicable, with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to the Lenders and/or Collateral Agent through no fault of the Lenders or the Collateral Agent; or (ii) is disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information. Collateral Agent and the Lenders may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 12.8 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.8.
12.9.Right of Set Off. Borrower hereby grants to Collateral Agent and to each Lender, a Lien, security interest and right of set off as security for all Obligations to Secured Parties hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of any Secured Party or any entity under the control of such Secured Party (including a Collateral Agent Affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, any Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY BORROWER.
12.10.Cooperation of Borrower. If necessary, Borrower agrees to (i) execute any documents reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment (or portion thereof) or Term Loan (or portion thereof) to an assignee in accordance with Section 12.1, (ii) make Borrower’s management personnel available to meet with Collateral Agent and prospective participants and assignees of Term Loan Commitments, the Term Loans or portions thereof (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing), and (iii) assist Collateral Agent and the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment (or portions thereof) or Term Loan (or portions thereof) reasonably may request. Subject to the provisions of Section 12.8, Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment (or portions thereof), any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement, in each case subject to Section 12.8.
12.11.Public Announcement. Collateral Agent and each Lender may, with the consent of Borrower (which consent may not be unreasonably conditioned, withheld or delayed), make a public announcement of the transactions contemplated by this Agreement, and may publicize the same in marketing materials, newspapers and other publications, and otherwise, and in connection therewith may use Borrower’s name, tradenames and logos. Notwithstanding the foregoing, such consent from Borrower shall not be required for any disclosures by Collateral Agent or the Lenders required by the Securities and Exchange Commission or other governmental agency and any other public disclosure with investors, other governmental agencies or other related persons, in each case, subject to applicable law and regulations.
12.12.Collateral Agent and Lender Agreement. Collateral Agent and the Lender hereby agree to the terms and conditions set forth on Exhibit B attached hereto. Borrower acknowledges and agrees to the terms and conditions set forth on Exhibit B attached hereto.
12.13.Time of Essence. Time is of the essence for the performance of Obligations under this Agreement.

12.14.Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied (other than (a) inchoate indemnity obligations and (b) other obligations that survive termination of this Agreement, in each case, for which no claim has been made). So long as Borrower has satisfied the Obligations (other than (a) inchoate indemnity obligations and (b) other obligations that survive termination of this Agreement, in each case, for which no claim has been made) in accordance with the terms of this Agreement, this Agreement may be terminated prior to the Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to the Collateral Agent and the Lenders.

[Balance of Page Intentionally Left Blank]

[Signature Page to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

ACHAOGEN, INC.

By /s/ Kenneth J. Hillan
Name: Kenneth J. Hillan
Title: President and Chief Executive Officer

COLLATERAL AGENT AND LENDER:

SOLAR CAPITAL LTD.

By /s/ Anthony Storino
Name: Anthony Storino
Title: Authorized Signatory

SCHEDULE 1.1

Lenders and Commitments

	Term A Loans
Lender	Term Loan Commitment	Commitment Percentage
Solar Capital Ltd.	$15,000,000	100.00%

TOTAL	$15,000,000	100.00%

	Term B Loans
Lender	Term Loan Commitment	Commitment Percentage
Solar Capital Ltd.	$10,000,000	100.00%

TOTAL	$10,000,000	100.00%

	Aggregate (all Term Loans)
Lender	Term Loan Commitment	Commitment Percentage
Solar Capital Ltd.	$25,000,000	100.00%

TOTAL	$25,000,000	100.00%

EXHIBIT A

Description of Collateral
The Collateral consists of all of Borrower’s and Guarantors’ right, title and interest in and to the following personal property:
All goods, Accounts (including health care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as noted below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
Notwithstanding the foregoing, the Collateral does not include (a) (1) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower or any Guarantor of any Foreign Subsidiary or any Excluded Domestic Subsidiary which shares entitle the holder thereof to vote for directors or any other matter or (2) any of the stock or other equity interests in any Foreign Subsidiary that is not owned by a Guarantor, (b) any interest of Borrower as a lessee or sublessee under a real property lease; (c) rights held under a license or other agreement that are not assignable by their terms without the consent of the counterparty thereof (but only to the extent such restriction on assignment is effective under Section 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); or (d) any interest of Borrower as a lessee or borrower under an Equipment lease or Equipment financing if Borrower is prohibited by the terms of such agreement from granting a security interest in such lease or agreement or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower, Collateral Agent or any Lender, or (e) any Intellectual Property; provided, however, the Collateral shall include, all Accounts with respect to Intellectual Property and all proceeds of Intellectual Property and any sale of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Collateral Agent’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.

EXHIBIT B

Collateral Agent and Lender Terms
1.Appointment of Collateral Agent.
(a)Each Lender hereby appoints Solar (together with any successor Collateral Agent pursuant to Section 7 of this Exhibit B) as Collateral Agent under the Loan Documents and authorizes Collateral Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from Borrower, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Collateral Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.
(b)Without limiting the generality of clause (a) above, Collateral Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Lender is hereby authorized to make such payment to Collateral Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of Collateral Agent and Lenders with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Lender), (iii) act as collateral agent for the Secured Parties for purposes of the perfection of all Liens created by the Loan Documents and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral as permitted pursuant to the Loan Agreement, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Collateral Agent and the other Lenders with respect to Borrower and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Collateral Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Collateral Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any Deposit Account maintained by Borrower or any Guarantor with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Collateral Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed. Collateral Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender). Any such Person shall benefit from this Exhibit B to the extent provided by Collateral Agent.
(c)Under the Loan Documents, Collateral Agent (i) is acting solely on behalf of the Lenders, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Collateral Agent”, the terms “agent”, “Collateral Agent” and “collateral agent” and similar terms in any Loan Document to refer to Collateral Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Collateral Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above. Except as expressly set forth in the Loan Documents, Collateral Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by Solar or any of its Affiliates in any capacity.

2.	Binding Effect; Use of Discretion; E-Systems.
(a)Each Lender, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Collateral Agent or the Required Lenders (or, if expressly required in any Loan Document, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Collateral Agent in reliance upon the instructions of the Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Collateral Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders.
(b)If Collateral Agent shall request instructions from the Required Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with any Loan Document, then Collateral Agent shall be entitled to refrain from such act or taking such action unless and until Collateral Agent shall have received instructions from the Required Lenders or all affected Lenders, as the case may be, and Collateral Agent shall not incur liability to any Person by reason of so refraining. Collateral Agent shall be fully justified in failing or refusing to take any action under any Loan Document (i) if such action would, in the opinion of Collateral Agent, be contrary to any Requirement of Law or any Loan Document, (ii) if such action would, in the opinion of Collateral Agent, expose Collateral Agent to any potential liability under any Requirement of Law or (iii) if Collateral Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Collateral Agent as a result of Collateral Agent acting or refraining from acting under any Loan Document in accordance with the instructions of the Required Lenders or all affected Lenders, as applicable.
(c)Collateral Agent is hereby authorized by Borrower and each Lender to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Term Loans and other matters incidental thereto. Without limiting the generality of the foregoing, Collateral Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents (including, without limitation, borrowing base certificates) and similar items on, by posting to or submitting and/or completion, on E-Systems. Borrower and each Lender acknowledges and agrees that the use of transmissions via an E-System or electronic mail is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse, and Borrower and each Lender assumes and accepts such risks by hereby authorizing the transmission via E-Systems or electronic mail. Each “e‑signature” on any such posting shall be deemed sufficient to satisfy any requirement for a “signature”, and each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any Code, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter. All uses of an E-System shall be governed by and subject to, in addition to this Section, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related contractual obligations executed by Collateral Agent, Borrower and/or Lenders in connection with the use of such E-System. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E‑SYSTEMS.
3.Collateral Agent’s Reliance, Etc. Collateral Agent may, without incurring any liability hereunder, (a) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, Borrower) and (b) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it in good faith to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties. None of Collateral Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and Borrower hereby waives and shall not assert (and Borrower shall cause its Subsidiaries to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of Collateral Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment of a court of competent jurisdiction) in connection with the duties of Collateral Agent expressly set forth herein. Without limiting the foregoing, Collateral Agent: (i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons, except to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that Collateral Agent acted with gross negligence or willful misconduct in the selection of such Related Person; (ii) shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document; (iii) makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of Borrower or any Related Person of Borrower in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to Borrower, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Collateral Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Collateral Agent in connection with the Loan Documents; and (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of Borrower or as to the existence or continuation or possible occurrence or continuation of any Event of Default, and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Event of Default that is clearly labeled “notice of default” (in which case Collateral Agent shall promptly give notice of such receipt to all Lenders, provided that Collateral Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Collateral Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction); and, for each of the items set forth in clauses (i) through (iv) above, each Lender and Borrower hereby waives and agrees not to assert (and Borrower shall cause its Subsidiaries to waive and agree not to assert) any right, claim or cause of action it might have against Collateral Agent based thereon.

4.Collateral Agent Individually. Collateral Agent and its Affiliates may make loans and other extensions of credit to, acquire stock and stock equivalents of, engage in any kind of business with, Borrower or any Affiliate of Borrower as though it were not acting as Collateral Agent and may receive separate fees and other payments therefor. To the extent Collateral Agent or any of its Affiliates makes any Term Loans or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Collateral Agent or such Affiliate, as the case may be, in its individual capacity as Lender, or as one of the Required Lenders.
5.Lender Credit Decision; Collateral Agent Report. Each Lender acknowledges that it shall, independently and without reliance upon Collateral Agent, any Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by Collateral Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of Borrower and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by Collateral Agent to the Lenders, Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of Borrower or any Affiliate of Borrower that may come in to the possession of Collateral Agent or any of its Related Persons. Each Lender agrees that is shall not rely on any field examination, audit or other report provided by Collateral Agent or its Related Persons (an “Collateral Agent Report”). Each Lender further acknowledges that any Collateral Agent Report (a) is provided to the Lenders solely as a courtesy, without consideration, and based upon the understanding that such Lender will not rely on such Collateral Agent Report, (b) was prepared by Collateral Agent or its Related Persons based upon information provided by Borrower solely for Collateral Agent’s own internal use, and (c) may not be complete and may not reflect all information and findings obtained by Collateral Agent or its Related Persons regarding the operations and condition of Borrower. Neither Collateral Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Collateral Agent Report or in any related documentation, (iii) the scope or adequacy of Collateral Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Collateral Agent Report or in any related documentation, and (iv) any work performed by Collateral Agent or Collateral Agent’s Related Persons in connection with or using any Collateral Agent Report or any related documentation. Neither Collateral Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender receiving a copy of any Collateral Agent Report. Without limiting the generality of the forgoing, neither Collateral Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Collateral Agent Report, or the appropriateness of any Collateral Agent Report for any Lender’s purposes, and shall have no duty or responsibility to correct or update any Collateral Agent Report or disclose to any Lender any other information not embodied in any Collateral Agent Report, including any supplemental information obtained after the date of any Collateral Agent Report. Each Lender releases, and agrees that it will not assert, any claim against Collateral Agent or its Related Persons that in any way relates to any Collateral Agent Report or arises out of any Lender having access to any Collateral Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Collateral Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender arising out of such Lender’s access to any Collateral Agent Report or any discussion of its contents.
6.Indemnification. Each Lender agrees to reimburse Collateral Agent and each of its Related Persons (to the extent not reimbursed by Borrower as required under the Loan Documents (including pursuant to Section 12.2 of the Agreement)) promptly upon demand for its Pro Rata Share of any out-of-pocket costs and expenses (including, without limitation, fees, charges and disbursements of financial, legal and other advisors and any taxes or insurance paid in the name of, or on behalf of, Borrower) incurred by Collateral Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, amendment, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Loan Document. Each Lender further agrees to indemnify Collateral Agent and each of its Related Persons (to the extent not reimbursed by Borrower as required under the Loan Documents (including pursuant to Section 12.2 of the Agreement)), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, to the extent not indemnified by the applicable Lender, taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by, or asserted against Collateral Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Collateral Agent or any of its Related Persons under or with respect to the foregoing; provided that no Lender shall be liable to Collateral Agent or any of its Related Persons under this Section 6 of this Exhibit B to the extent such liability has resulted from the gross negligence or willful misconduct of Collateral Agent or, as the case may be, such Related Person, as determined by a final non-appealable judgment of a court of competent jurisdiction.

To the extent required by any applicable Requirement of Law, Collateral Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that Collateral Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or if Collateral Agent reasonably determines that it was required to withhold taxes from a prior payment to or for the account of any Lender but failed to do so, such Lender shall promptly indemnify Collateral Agent fully for all amounts paid, directly or indirectly, by Collateral Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Collateral Agent. Collateral Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Collateral Agent is entitled to indemnification from such Lender under the immediately preceding sentence of this Section 6 of this Exhibit B.
7.Successor Collateral Agent. Collateral Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective, in accordance with the terms of this Section 7 of this Exhibit B. If Collateral Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Collateral Agent. If, after 30 days after the date of the retiring Collateral Agent’s notice of resignation, no successor Collateral Agent has been appointed by the Required Lenders and has accepted such appointment, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent from among the Lenders. Effective immediately upon its resignation, (a) the retiring Collateral Agent shall be discharged from its duties and obligations under the Loan Documents, (b) the Lenders shall assume and perform all of the duties of Collateral Agent until a successor Collateral Agent shall have accepted a valid appointment hereunder, (c) the retiring Collateral Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Collateral Agent was, or because such Collateral Agent had been, validly acting as Collateral Agent under the Loan Documents, and (iv) subject to its rights under Section 2(b) of this Exhibit B, the retiring Collateral Agent shall take such action as may be reasonably necessary to assign to the successor Collateral Agent its rights as Collateral Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Collateral Agent, a successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent under the Loan Documents.
8.Release of Collateral. Each Lender hereby consents to the release and hereby directs Collateral Agent to release (or in the case of clause (b)(ii) below, release or subordinate) the following:
(a)any Guarantor if all of the stock of such Subsidiary owned by Borrower is sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a valid waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to any Loan Document; and
(b)any Lien held by Collateral Agent for the benefit of the Secured Parties against (i) any Collateral that is sold or otherwise disposed of by Borrower in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), (ii) any Collateral subject to a Lien that is expressly permitted under clause (c) of the definition of the term “Permitted Lien” and (iii) all of the Collateral and Borrower, upon (A) termination of all of the Term Loan Commitments, (B) the payment in full in cash of all of the Obligations (other than (a) inchoate indemnity obligations and (b) other obligations that survive termination of this Agreement, in each case, for which no claim has been made), and (C) to the extent requested by Collateral Agent, receipt by Collateral Agent and Lenders of liability releases from Borrower in form and substance acceptable to Collateral Agent (the satisfaction of the conditions in this clause (iii), the “Termination Date”).
9.Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under any applicable Requirement of Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 10(d) of this Exhibit B, each Lender is hereby authorized at any time or from time to time upon the direction of Collateral Agent, without notice to Borrower or any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares of the Obligations. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may purchase participations in accordance with the preceding sentence and (b) any Lender so purchasing a participation in the Term Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ liens, counterclaims or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Term Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

10.Advances; Payments; Non-Funding Lenders; Actions in Concert.
(a)Advances; Payments. If Collateral Agent receives any payment with respect to a Term Loan for the account of the Lenders on or prior to 2:00 p.m. (New York time) on any Business Day, Collateral Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Collateral Agent receives any payment with respect to a Term Loan for the account of Lenders after 2:00 p.m. (New York time) on any Business Day, Collateral Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day.
(b)Return of Payments.
(i)If Collateral Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Collateral Agent or on behalf of from Borrower and such related payment is not received by Collateral Agent, then Collateral Agent will be entitled to recover such amount (including interest accruing on such amount at the rate otherwise applicable to such Obligation) from such Lender on demand without setoff, counterclaim or deduction of any kind.
(ii)If Collateral Agent determines at any time that any amount received by Collateral Agent under any Loan Document must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of any Loan Document, Collateral Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Collateral Agent on demand any portion of such amount that Collateral Agent has distributed to such Lender, together with interest at such rate, if any, as Collateral Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind and Collateral Agent will be entitled to set off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.
(c)Non-Funding Lenders.
(i)Unless Collateral Agent shall have received notice from a Lender prior to the date of any Term Loan that such Lender will not make available to Collateral Agent such Lender’s Pro Rata Share of such Term Loan, Collateral Agent may assume that such Lender will make such amount available to it on the date of such Term Loan in accordance with Section 2(b) of this Exhibit B, and Collateral Agent may (but shall not be obligated to), in reliance upon such assumption, make available a corresponding amount for the account of Borrower on such date. If and to the extent that such Lender shall not have made such amount available to Collateral Agent, such Lender and Borrower severally agree to repay to Collateral Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the day such amount is made available to Borrower until the day such amount is repaid to Collateral Agent, at a rate per annum equal to the interest rate applicable to the Obligation that would have been created when Collateral Agent made available such amount to Borrower had such Lender made a corresponding payment available. If such Lender shall repay such corresponding amount to Collateral Agent, the amount so repaid shall constitute such Lender’s portion of such Term Loan for purposes of this Agreement.
(ii)To the extent that any Lender has failed to fund any Term Loan or any other payments required to be made by it under the Loan Documents after any such Term Loan is required to be made or such payment is due (a “Non-Funding Lender”), Collateral Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from or on behalf of Borrower thereunder. The failure of any Non‑Funding Lender to make any Term Loan or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Term Loan, but neither any Other Lender nor Collateral Agent shall be responsible for the failure of any Non-Funding Lender to make such Term Loan or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be included in the calculation of “Required Lenders” hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower’s request, Collateral Agent or a Person reasonably acceptable to Collateral Agent shall have the right with Collateral Agent’s consent and in Collateral Agent’s sole discretion (but Collateral Agent or any such Person shall have no obligation) to purchase from any Non-Funding Lender, and each Lender agrees that if it becomes a Non-Funding Lender it shall, at Collateral Agent’s request, sell and assign to Collateral Agent or such Person, all of the Term Loan Commitment (if any), and all of the outstanding Term Loan of that Non-Funding Lender for an amount equal to the aggregate outstanding principal balance of the Term Loan held by such Non-Funding Lender and all accrued interest with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed assignment agreement in form and substance reasonably satisfactory to, and acknowledged by, Collateral Agent.
(d)Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of any Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Collateral Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under any Loan Document shall be taken in concert and at the direction or with the consent of Collateral Agent or Required Lenders.

EXHIBIT C

Loan Payment Request Form

Fax To: (212) 993-1698    Date: _____________________

Loan Payment:
[_______________________]

From Account #________________________________    To Account #__________________________________________________
(Deposit Account #)                        (Loan Account #)
Principal $____________________________________    and/or Interest $________________________________________________

Authorized Signature:        Phone Number:
Print Name/Title:

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #________________________________    To Account #__________________________________________________
(Loan Account #)                        (Deposit Account #)

Amount of Advance $___________________________

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:        Phone Number:
Print Name/Title:

Outgoing Wire Request:
Complete only if all or a portion of funds from the loan advance above is to be wired.

Beneficiary Name: _____________________________        Amount of Wire: $
Beneficiary Bank: ______________________________        Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:         Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)
Intermediary Bank:         Transit (ABA) #:
For Further Credit to:

Special Instruction:
By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: ___________________________    2nd Signature (if required): _______________________________________
Print Name/Title: ______________________________    Print Name/Title: ______________________________________________
Telephone #:                     Telephone #:            ]

EXHIBIT D

Compliance Certificate

TO:	SOLAR CAPITAL LTD., as Collateral Agent and Lender
FROM:	ACHAOGEN, INC.
The undersigned authorized officer (“Officer”) of Achaogen, Inc. (“Borrower”), hereby certifies solely in his/her capacity as an officer of Borrower and not in his/her individual capacity, that in accordance with the terms and conditions of the Loan and Security Agreement dated as of August __, 2015, by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),
(a)    Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below;
(b)    There are no Defaults or Events of Default, except as noted below;
(c)    Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.
(d)    Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;
(e)    No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.
Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year‑end audit adjustments as to the interim financial statements.
Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements	Monthly within 30 days (45 days for the last month of each quarter)		Yes	No	N/A
2)	Annual (CPA Audited) statements	Within 180 days after FYE		Yes	No	N/A
3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Within 10 days of approval (7 days for revisions)		Yes	No	N/A
4)	Account statements for each Collateral Account	Monthly within 30 days		Yes	No	N/A
5)	Compliance Certificate	Monthly within 30 days		Yes	No	N/A
6)	IP notice (events reasonably expected to materially and adversely affect value of IP or result in MAC)	When required		Yes	No	N/A

Deposit and Securities Accounts
(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

Other Matters

1)	Have there been any changes in Key Persons since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Three Hundred Fifty Thousand Dollars ($350,000.00)?	Yes	No

4)	Has Borrower provided the Collateral Agent with all notices required to be delivered under Sections 6.2(a) and 6.2(b) of the Loan Agreement?	Yes	No
5)	With respect to each Foreign Subsidiary, do any hold assets worth One Hundred Thousand Dollars ($100,000) or more in book value?	Yes	No
6)
If the answer to question 5 is Yes, has the Company provided certificates representing a pledge of 65% of the stock, units or other evidence of ownership held by Borrower or Guarantor of such Foreign Subsidiary?
		Yes	No
7)	Have you entered into a Material Agreement since the last Compliance Certificate?	Yes	No
[If yes, provide]

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

ACHAOGEN, INC.

By:
Name:
Title:

Date:

COLLATERAL AGENT USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status:YesNo

EXHIBIT E
CORPORATE BORROWING CERTIFICATE

Borrower:	ACHAOGEN, INC.	Date: August 5, 2015
Lender:	SOLAR CAPITAL LTD., as Collateral Agent and Lender

I hereby certify, solely in my capacity as an officer of Borrower and not in my individual capacity, as follows, as of the date set forth above:
1.    I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.
2.    Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.
3.    Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Amended and Restated Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Amended and Restated Bylaws. Neither such Amended and Restated Certificate of Incorporation nor such Amended and Restated Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Amended and Restated Certificate of Incorporation and such Amended and Restated Bylaws remain in full force and effect as of the date hereof.
4.    The following resolutions were duly and validly adopted by Borrower’s board of directors (or a duly authorized committee thereof) at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

[Balance of Page Intentionally Left Blank]

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
Kenneth J. Hillan	President and Chief Executive Officer	/s/ Kenneth J. Hillan	☒
Derek A. Bertocci	Senior Vice President and Chief Financial Officer	/s/ Derek A. Bertocci	□
□
□
Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.
Resolved Further, that such individuals may, on behalf of Borrower:
Borrow Money. Borrow money from the Lenders.
Execute Loan Documents. Execute loan documents any Lender requires.
Grant Security. Grant Collateral Agent a security interest in any of Borrower’s assets (excluding intellectual property).
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.
Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

[Balance of Page Intentionally Left Blank]

5.    The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By: /s/ Derek A. Bertocci
Name: Derek A. Bertocci
Title: Senior Vice President, Chief Financial Officer and Assistant Secretary

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.
I, the President and Chief Executive Officer of Borrower, hereby certify as to paragraphs 1 through 5 above, as Chief Executive Officer on the date set forth above.

By: /s/ Kenneth J. Hillan
Name: Kenneth J. Hillan
Title: President and Chief Executive Officer

Exhibit A

Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ACHAOGEN, INC.
Achaogen, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), hereby certifies as follows:
ONE: The name of this corporation is Achaogen, Inc. This corporation was originally incorporated under the name “VVII NewCo 2003, Inc.” and the original certificate of incorporation of this corporation was filed with the Secretary of State of the State of Delaware on November 26, 2002.
TWO: This Amended and Restated Certificate of Incorporation, which restates and further amends the provisions of this corporation’s certificate of incorporation, has been duly adopted in accordance with the provisions of Sections 242, 245 and 228 of the Delaware General Corporation Law.
THREE: The certificate of incorporation of this corporation is hereby amended and restated in its entirety as follows:
ARTICLE I
The name of the corporation is Achaogen, Inc. (the “Corporation”).
ARTICLE II
The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.
ARTICLE IV
A. This Corporation is authorized to issue two classes of capital stock which shall be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is Three Hundred Million (300,000,000), of which Two Hundred Ninety Million (290,000,000) shares shall be Common Stock and Ten Million (10,000,000) shares shall be Preferred Stock. The Common Stock shall have a par value of $0.001 per share and the Preferred Stock shall have a par value of $0.001 per share. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation with the power to vote thereon irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.
B. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby authorized to provide from time to time by resolution or resolutions for the creation and issuance, out of the authorized and unissued shares of Preferred Stock, of one or more series of Preferred Stock by filing a certificate (a “Certificate of Designation”) pursuant to the Delaware General Corporation Law, setting forth such resolution and, with respect to each such series, establishing the designation of such series and the number of shares to be included in such series and fixing the voting powers (full or limited, or no voting power), preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of each such series. Unless otherwise provided in the Certificate of Designation establishing a series of Preferred Stock, the Board of Directors may, by resolution or resolutions, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series and, if the number of shares of such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
ARTICLE V
For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:
A.    (1) The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.
(2) Other than any directors elected by the separate vote of the holders of one or more series of Preferred Stock, the Board of Directors shall be and is divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the effectiveness of this Amended and Restated Certificate of Incorporation (the “Qualifying Record Date”), the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, at each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.
Notwithstanding the foregoing provisions of this Article V(A), each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
(3) Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then outstanding shares of voting stock of the Corporation with the power to vote at an election of directors (the “Voting Stock”).
(4) Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, and except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the class to which the director shall have been appointed and until such director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal.
B.    (1) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Amended and Restated Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock), the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66- 2∕3%) of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class.
(2) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VI
A. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the taking of any action by written consent of the stockholders in lieu of a meeting of the stockholders is specifically denied.
B. Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time by the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or the President (in the absence of a Chief Executive Officer), but such special meetings may not be called by stockholders or any other person or persons.
C. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
ARTICLE VII
A. To the maximum extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.
B. The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.
C. Neither any amendment nor repeal of this Article VII, nor the adoption by amendment of this certificate of incorporation of any provision inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.
ARTICLE VIII
Unless the Corporation consents in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, (iv) any action to interpret, apply, enforce or determine the validity of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, or (v) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation governed by the internal affairs doctrine. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
ARTICLE IX
Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or by this Amended and Restated Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII, VIII and IX.
* * * *
FOUR: This Amended and Restated Certificate of Incorporation shall be effective as of 9:00 a.m. Eastern Time on March 17, 2014.

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this 14th day of March, 2014.
Achaogen, Inc.
By:     /s/ Kenneth J. Hillan
Kenneth J. Hillan
President and Chief Executive Officer

EXHIBIT B

Amended and Restated Bylaws

AMENDED AND RESTATED BYLAWS OF
ACHAOGEN, INC.
(a Delaware corporation)
TABLE OF CONTENTS
Page
ARTICLE I - CORPORATE OFFICES    1

1.1	REGISTERED OFFICE 1

1.2	OTHER OFFICES 1
ARTICLE II - MEETINGS OF STOCKHOLDERS    1

2.1	PLACE OF MEETINGS 1

2.2	ANNUAL MEETING 1

2.3	SPECIAL MEETING 1

2.4	ADVANCE NOTICE PROCEDURES FOR BUSINESS BROUGHT BEFORE A MEETING 2

2.5	ADVANCE NOTICE PROCEDURES FOR NOMINATIONS OF DIRECTORS. 5

2.6	NOTICE OF STOCKHOLDERS’ MEETINGS 8

2.7	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE 8

2.8	QUORUM 9

2.9	ADJOURNED MEETING; NOTICE 9

2.10	CONDUCT OF BUSINESS 9

2.11	VOTING 9

2.12	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING 10

2.13	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS 10

2.14	PROXIES 10

2.15	LIST OF STOCKHOLDERS ENTITLED TO VOTE 11

2.16	INSPECTORS OF ELECTION 11
ARTICLE III - DIRECTORS    12

3.1	POWERS 12

3.2	NUMBER OF DIRECTORS 12

3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS 12

3.4	RESIGNATION AND VACANCIES 12

3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE 13

3.6	REGULAR MEETINGS 13

3.7	SPECIAL MEETINGS; NOTICE 13

3.8	QUORUM 14

3.9	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING 14

3.10	FEES AND COMPENSATION OF DIRECTORS 14

3.11	REMOVAL OF DIRECTORS 14
ARTICLE IV - COMMITTEES    14

4.1	COMMITTEES OF DIRECTORS 14

4.2	COMMITTEE MINUTES 15

4.3	MEETINGS AND ACTION OF COMMITTEES 15
ARTICLE V - OFFICERS    15

5.1	OFFICERS 15

5.2	APPOINTMENT OF OFFICERS 16

5.3	SUBORDINATE OFFICERS 16

5.4	REMOVAL AND RESIGNATION OF OFFICERS 16

5.5	VACANCIES IN OFFICES 16

5.6	REPRESENTATION OF SHARES OF OTHER CORPORATIONS 16

5.7	AUTHORITY AND DUTIES OF OFFICERS 16
ARTICLE VI - RECORDS AND REPORTS    17

6.1	MAINTENANCE AND INSPECTION OF RECORDS 17

6.2	INSPECTION BY DIRECTORS 17
ARTICLE VII - GENERAL MATTERS    17

7.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS 17

7.2	STOCK CERTIFICATES; PARTLY PAID SHARES 17

7.3	SPECIAL DESIGNATION ON CERTIFICATES 18

7.4	LOST CERTIFICATES 18

7.5	CONSTRUCTION; DEFINITIONS 18

7.6	DIVIDENDS 19

7.7	FISCAL YEAR 19

7.8	SEAL 19

7.9	TRANSFER OF STOCK 19

7.10	STOCK TRANSFER AGREEMENTS 19

7.11	REGISTERED STOCKHOLDERS 19

7.12	WAIVER OF NOTICE 20
ARTICLE VIII - NOTICE BY ELECTRONIC TRANSMISSION    20

8.1	NOTICE BY ELECTRONIC TRANSMISSION 20

8.2	DEFINITION OF ELECTRONIC TRANSMISSION 21
ARTICLE IX - INDEMNIFICATION    21

9.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS 21

9.2	INDEMNIFICATION OF OTHERS 21

9.3	PREPAYMENT OF EXPENSES 22

9.4	DETERMINATION; CLAIM 22

9.5	NON-EXCLUSIVITY OF RIGHTS 22

9.6	INSURANCE 22

9.7	OTHER INDEMNIFICATION 22

9.8	CONTINUATION OF INDEMNIFICATION 22
ARTICLE X - AMENDMENTS    23

AMENDED AND RESTATED
BYLAWS OF
ACHAOGEN, INC.

ARTICLE I - CORPORATE OFFICES
1.1 REGISTERED OFFICE.
The registered office of Achaogen, Inc. (the “Corporation”) shall be fixed in the Corporation’s certificate of incorporation, as the same may be amended from time to time (the “certificate of incorporation”).
1.2 OTHER OFFICES.
The Corporation’s board of directors (the “Board”) may at any time establish other offices at any place or places where the Corporation is qualified to do business.
ARTICLE II - MEETINGS OF STOCKHOLDERS
2.1 PLACE OF MEETINGS.
Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.
2.2 ANNUAL MEETING.
The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 may be transacted.
2.3 SPECIAL MEETING.
Except as otherwise provided by the certificate of incorporation, a special meeting of the stockholders may be called at any time by the Board, chairperson of the Board, chief executive officer or president (in the absence of a chief executive officer), but such special meetings may not be called by any other person or persons.
No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.
2.4 ADVANCE NOTICE PROCEDURES FOR BUSINESS BROUGHT BEFORE A MEETING.
(i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting given by or at the direction of the Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by or at the direction of the Board or the chairperson of the Board, or (c) otherwise properly brought before the meeting by a stockholder present in person who (A)(1) was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.4 in all applicable respects, or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.3 of these bylaws, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 of these bylaws, and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 of these bylaws.
(ii) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.
(iii) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:
(a) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);
(b) As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C)(x) if such Proposing Person is (i) a general or limited partnership, syndicate or other group, the identity of each general partner and each person who functions as a general partner of the general or limited partnership, each member of the syndicate or group and each person controlling the general partner or member, (ii) a corporation or a limited liability company, the identity of each officer and each person who functions as an officer of the corporation or limited liability company, each person controlling the corporation or limited liability company and each officer, director, general partner and person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (iii) a trust, any trustee of such trust (each such person or persons set forth in the preceding clauses (i), (ii) and (iii), a “Responsible Person”), any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person and any material interests or relationships of such Responsible Person that are not shared generally by other record or beneficial holders of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (y) if such Proposing Person is a natural person, any material interests or relationships of such natural person that are not shared generally by other record or beneficial holders of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, (D) any material shares or any Synthetic Equity Position in any principal competitor of the Corporation in any principal industry of the Corporation held by such Proposing Persons, (E) a summary of any material discussions regarding the business proposed to be brought before the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names), (F) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (G) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (H) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (I) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (I) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and
(c) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the Proposing Persons or between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14 (a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.
(iv) For purposes of this Section 2.4, the term “Proposing Person” shall mean (a) the stockholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these bylaws) of such stockholder or beneficial owner.
(v) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this

Section 2.4 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
(vi) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
(vii) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders, other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(viii) For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
2.5 ADVANCE NOTICE PROCEDURES FOR NOMINATIONS OF DIRECTORS.
(i) Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (a) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (b) by a stockholder present in person (A) who was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.5 as to such notice and nomination.
The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting. For purposes of this Section 2.5, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust.
(ii) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (a) provide Timely Notice (as defined in Section 2.4(ii) of these bylaws) thereof in writing and in proper form to the Secretary of the Corporation, (b) provide the information with respect to such stockholder and its proposed nominee as required by this Section 2.5, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (a) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (b) provide the information with respect to such stockholder and its proposed nominee as required by this Section 2.5, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.4(ix) of these bylaws) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(iii) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:
(a) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(iii)(a) of these bylaws) except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a);
(b) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(b) shall be made with respect to the election of directors at the meeting);
(c) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each proposed nominee or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(vi); and
(d) The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.
(iv) For purposes of this Section 2.5, the term “Nominating Person” shall mean (a) the stockholder providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (c) any associate of such stockholder or beneficial owner or any other participant in such solicitation.
(v) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
(vi) To be eligible to be a nominee for election as a director of the Corporation at an annual or special meeting, the proposed nominee must be nominated in the manner prescribed in Section 2.5 and must deliver (in accordance with the time period prescribed for delivery in a notice to such proposed nominee given by or on behalf of the Board), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (b) a written representation and agreement (in form provided by the Corporation) that such proposed nominee (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director and (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any proposed nominee, the Secretary of the Corporation shall provide to such proposed nominee all such policies and guidelines then in effect).
(vii) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.
(viii) No proposed nominee shall be eligible for nomination as a director of the Corporation unless such proposed nominee and the Nominating Person seeking to place such proposed nominee’s name in nomination have complied with this Section 2.5, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the proposed nominee in question (but in the case of any form of ballot listing other qualified nominees, only the ballots case for the nominee in question) shall be void and of no force or effect.
2.6 NOTICE OF STOCKHOLDERS’ MEETINGS.
Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with either Section 2.7 or Section 8.1 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
2.7 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.
Notice of any meeting of stockholders shall be deemed given:
(i) if mailed, when deposited in the U.S. mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records; or
(ii) if electronically transmitted as provided in Section 8.1 of these bylaws.
An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
2.8 QUORUM.
Unless otherwise provided by law, the certificate of incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.9 of these bylaws until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
2.9 ADJOURNED MEETING; NOTICE.
When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
2.10 CONDUCT OF BUSINESS.
The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.
2.11 VOTING.
The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.13 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.
Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.
At all duly called or convened meetings of stockholders, at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, all other elections and questions presented to the stockholders at a duly called or convened meeting, at which a quorum is present, shall be decided by the majority of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) and shall be valid and binding upon the Corporation.
2.12 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.
Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof having a preference over the Common Stock as to dividends or upon liquidation, and except as otherwise provided in the certificate of incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
2.13 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.
If the Board does not so fix a record date:
(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
2.14 PROXIES.
Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of a telegram, cablegram or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder.
2.15 LIST OF STOCKHOLDERS ENTITLED TO VOTE.
The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
2.16 INSPECTORS OF ELECTION.
Before any meeting of stockholders, the Board shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.
Such inspectors shall:
(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;
(ii) receive votes or ballots;
(iii) hear and determine all challenges and questions in any way arising in connection with the right to vote;
(iv) count and tabulate all votes;
(v) determine when the polls shall close;
(vi) determine the result; and
(vii) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.
The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine.
ARTICLE III - DIRECTORS
3.1 POWERS.
Subject to the provisions of the DGCL and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2 NUMBER OF DIRECTORS.
The authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least one (1) member. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.
Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.
If so provided in the certificate of incorporation, the directors of the Corporation shall be divided into three (3) classes.
3.4 RESIGNATION AND VACANCIES.
Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.
Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under these bylaws in the case of the death, removal or resignation of any director.
3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE.
The Board may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.
3.6 REGULAR MEETINGS.
Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.
3.7 SPECIAL MEETINGS; NOTICE.
Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors.
Notice of the time and place of special meetings shall be:
(i) delivered personally by hand, by courier or by telephone;
(ii) sent by United States first-class mail, postage prepaid;
(iii) sent by facsimile; or
(iv) sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.
If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.
3.8 QUORUM.
At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
3.9 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.
Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
3.10 FEES AND COMPENSATION OF DIRECTORS.
Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.
3.11 REMOVAL OF DIRECTORS.
Except as otherwise provided by the DGCL or the certificate of incorporation, the Board of Directors or any individual director may be removed from office at any time, but only with cause by the affirmative vote of the holders of at least sixty six and two thirds percent (66-2/3%) of the voting power of all the then outstanding shares of voting stock of the Corporation with the power to vote at an election of directors (the “Voting Stock”).
No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
ARTICLE IV - COMMITTEES
4.1 COMMITTEES OF DIRECTORS.
The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.
4.2 COMMITTEE MINUTES.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
4.3 MEETINGS AND ACTION OF COMMITTEES.
Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:
(i) Section 3.5 (place of meetings and meetings by telephone);
(ii) Section 3.6 (regular meetings);
(iii) Section 3.7 (special meetings and notice);
(iv) Section 3.8 (quorum);
(v) Section 7.12 (waiver of notice); and
(vi) Section 3.9 (action without a meeting),
with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:
(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;
(ii) special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee;
(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee; and
(iv) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the certificate of incorporation or applicable law.
ARTICLE V - OFFICERS
5.1 OFFICERS.
The officers of the Corporation shall be a president and a secretary. The Corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer or treasurer, one (1) or more vice presidents, one (1) or more assistant vice presidents, one (1) or more assistant treasurers, one (1) or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.
5.2 APPOINTMENT OF OFFICERS.
The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.
5.3 SUBORDINATE OFFICERS.
The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.
5.4 REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.
Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
5.5 VACANCIES IN OFFICES.
Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.
5.6 REPRESENTATION OF SHARES OF OTHER CORPORATIONS.
The chairperson of the Board, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this Corporation, or any other person authorized by the Board , the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
5.7 AUTHORITY AND DUTIES OF OFFICERS.
All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.
ARTICLE VI - RECORDS AND REPORTS
6.1 MAINTENANCE AND INSPECTION OF RECORDS.
The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records.
Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.
6.2 INSPECTION BY DIRECTORS.
Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.
ARTICLE VII - GENERAL MATTERS
7.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.
The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
7.2 STOCK CERTIFICATES; PARTLY PAID SHARES.
The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the certificate of incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairperson or vice-chairperson of the Board, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
7.3 SPECIAL DESIGNATION ON CERTIFICATES.
If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
7.4 LOST CERTIFICATES.
Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
7.5 CONSTRUCTION; DEFINITIONS.
Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
7.6 DIVIDENDS.
The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.
The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.7 FISCAL YEAR.
The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.
7.8 SEAL.
The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
7.9 TRANSFER OF STOCK.
Shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.
7.10 STOCK TRANSFER AGREEMENTS.
The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.
7.11 REGISTERED STOCKHOLDERS.
The Corporation:
(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;
(ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and
(iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
7.12 WAIVER OF NOTICE.
Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.
ARTICLE VIII - NOTICE BY ELECTRONIC TRANSMISSION
8.1 NOTICE BY ELECTRONIC TRANSMISSION.
Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:
(i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and
(ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.
However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
Any notice given pursuant to the preceding paragraph shall be deemed given:
(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;
(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;
(iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(iv) if by any other form of electronic transmission, when directed to the stockholder.
An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
8.2 DEFINITION OF ELECTRONIC TRANSMISSION.
An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
ARTICLE IX - INDEMNIFICATION
9.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.
9.2 INDEMNIFICATION OF OTHERS.
The Corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

9.3 PREPAYMENT OF EXPENSES.
The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.
9.4 DETERMINATION; CLAIM.
If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses under this Article IX is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
9.5 NON-EXCLUSIVITY OF RIGHTS.
The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
9.6 INSURANCE.
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.
9.7 OTHER INDEMNIFICATION.
The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
9.8 CONTINUATION OF INDEMNIFICATION.
The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.
9.9 AMENDMENT OR REPEAL.
The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this Article IX the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

ARTICLE X - AMENDMENTS
Subject to the limitations set forth in Section 9.9 of these bylaws or the provisions of the certificate of incorporation, the Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the Board shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the certificate of incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock.

Exhibit F
Form of Secured Promissory Note
THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” WITHIN THE MEANING OF SECTION 1272, ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON WRITTEN REQUEST, THE BORROWER WILL PROVIDE TO ANY HOLDER OF THE NOTE (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE ORIGINAL YIELD TO MATURITY OF THE NOTE. SUCH REQUEST SHOULD BE SENT TO THE BORROWER AT ACHAOGEN INC., 7000 SHORELINE COURT, #371, SOUTH SAN FRANCISCO, CA 94080, ATTN: DEREK BERTOCCI, EMAIL: DBERTOCCI@ACHAOGEN.COM.

SECURED PROMISSORY NOTE
(Term [A][B] Loan)
$____________________    Dated: [DATE]
FOR VALUE RECEIVED, the undersigned, ACHAOGEN, INC., a Delaware corporation with offices located at 7000 Shoreline Court, Suite 371, South San Francisco, California 94080 (“Borrower”) HEREBY PROMISES TO PAY [___________] (“Lender”) the principal amount of [___________]DOLLARS ($______________) or such lesser amount as shall equal the outstanding principal balance of the Term [A][B] Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term [A][B] Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated [__________], 2015 by and among Borrower, Lender, Solar Capital Ltd., as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.
Principal, interest and all other amounts due with respect to the Term [A][B] Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”). The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.
The Loan Agreement, among other things, (a) provides for the making of a secured Term [A][B] Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 2.2(d) of the Loan Agreement.
This Note and the obligation of Borrower to repay the unpaid principal amount of the Term [A][B] Loan, interest on the Term [A][B] Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.
Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.
Borrower shall pay all fees and expenses, including, without limitation, attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due subject to the terms of the Loan Agreement.
This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.
The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.
[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

[________________]

By
Name:
Title:

LOAN AND PAYMENTS OF PRINCIPAL

Date	Interest Rate	Principal Amount	Scheduled Payment Amount	Notation By

EXHIBIT G-1
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), dated as of August 5, 2015, among Solar Capital Ltd. (“Solar”), as collateral agent, and the lenders listed on Schedule 1.1 thereof or otherwise a party thereto from time to time (together with any other lenders party hereto, the “Lenders” and each a “Lender”), and Achaogen, Inc. (“Borrower”), and their successors and assigns.
Pursuant to the provisions of Section 2.5(e) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Term Loan(s) (as well as any secured promissory notes (“Note(s)”) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower, and (2) the undersigned shall have at all times furnished Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT G-2

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), dated as of August 5, 2015, among Solar Capital Ltd. (“Solar”), as collateral agent, and the lenders listed on Schedule 1.1 thereof or otherwise a party thereto from time to time (together with any other lenders party hereto, the “Lenders” and each a “Lender”), and Achaogen, Inc. (“Borrower”), and their successors and assigns.
Pursuant to the provisions of Section 2.5(e) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT G-3

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), dated as of August 5, 2015, among Solar Capital Ltd. (“Solar”), as collateral agent, and the lenders listed on Schedule 1.1 thereof or otherwise a party thereto from time to time (together with any other lenders party hereto, the “Lenders” and each a “Lender”), and Achaogen, Inc. (“Borrower”), and their successors and assigns.
Pursuant to the provisions of Section 2.5(e) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT G-4

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), dated as of August 5, 2015, among Solar Capital Ltd. (“Solar”), as collateral agent, and the lenders listed on Schedule 1.1 thereof or otherwise a party thereto from time to time (together with any other lenders party hereto, the “Lenders” and each a “Lender”), and Achaogen, Inc. (“Borrower”), and their successors and assigns.
Pursuant to the provisions of Section 2.5(e) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Term Loan(s) (as well as any secured promissory notes (“Note(s)”) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN, or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower, and (2) the undersigned shall have at all times furnished Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]